                                                                   EXHIBIT 10.17


                                     LEASE

                                     among

                           SCOTTISH MUTUAL ASSURANCE
                                      plc

                                       and

                                 EXULT LIMITED

                                      and

                                  EXULT, INC.




                          SUBJECTS: Part First Floor,
                                    301 St. Vincent Street, Glasgow

                                      INDEX


Clause  1.  Definitions and Interpretation

        2.  Grant of Lease, Entry, Period, Initial Rent etc.

        3.  Tenant's obligations : Rent and other annual or recurring sums

        4.  Tenant's obligations: Maintenance and Repair etc.
            4.1  To repair and renew
            4.2  To comply with Management Regulations
            4.3  Not to duplicate insurance
            4.4  Plant and Equipment and Service Systems
            4.5  Internal divisions
            4.6  To keep secure
            4.7  To decorate interior/ clean and treat interior surfaces
            4.8  To keep Premises clean and tidy
            4.9  To permit entry by Landlord and others
            4.10 To comply with Landlord's notices
            4.11 Not to introduce dangerous things
            4.12 To pay excess and other irrecoverable insurance monies
            4.13 Statutory requirements
            4.14 Fire regulations
            4.15 Not to overload
            4.16 Not to harm drains
            4.17 Permitted use
            4.18 Not to use for certain purposes etc
            4.19 Not to make alterations
            4.20 Servitudes
            4.21 Adjoining development permitted
            4.22 Signs, advertisements, etc
            4.23 Alienation

            4.24 Intimation of assignations
            4.25 Costs of enforcing Tenant's obligations
            4.26 Landlord's Costs
            4.27 Applications for consent
            4.28 Planning Acts
            4.29 To inform Landlord of notices
            4.30 Re-letting or sale
            4.31 To inform Landlord of defects or destruction
            4.32 to indemnify Landlord
            4.33 Car parking
            4.34 To observe title conditions
            4.35 To remove
            4.36 VAT

        5.  LANDLORD'S OBLIGATIONS
            5.1  To insure
            5.2  Application of insurance monies
            5.3  Landlord's Services

        6.  GENERAL
            6.1  Irritancy
            6.2  No compensation
            6.3  Rei interitus not to apply
            6.4  Loss of rent
            6.5  Notices
            6.6  Demand for rent
            6.7  Disclaimer of liability
            6.8  Approvals
            6.9  Atrium Glazing

        7.  RENT REVIEW

            7.1  Date of Review
            7.2  Valuation
            7.3  Decision on Rental Value
            7.4  Upwards only
            7.5  Payment after date of review
            7.6  Statutory Restriction
            7.7  Memorandum

        8.  GUARANTOR'S OBLIGATIONS

        9.  LAW OF SCOTLAND TO APPLY

        10. WARRANDICE

        11. CERTIFICATE

        12. CONSENT TO REGISTRATION

THE SCHEDULE

Schedule Contents

Part 1:  Premises

Part lA: The Building

Part 1B: Plans

Part 1C: The Premises

Part 2: The Main Common Parts

Part 3:  Ancillary rights and reservations

Part 3A: Exceptions and Reservations

Part 3B: Pertinents, Rights and Privileges

Part 4:  Services

Part 5:  Service Charge

Part 6:  Refurbishment Works

Part 7:  Guarantee

Part 8:  List of Assumed Elements of Refurbishment Works for Rent Review

                                     IT IS CONTRACTED AND AGREED

                                                 among

                    (1) SCOTTISH MUTUAL ASSURANCE PLC, incorporated under the Companies Acts with Registered Number 133846 and having its Registered Office formerly at 109 St Vincent Street, Glasgow and now at Abbey National House, 301 St. Vincent Street, Glasgow (hereinafter designed as "THE LANDLORD" pursuant to Clause 1. 1)

                                                  and

                    (2) EXULT LIMITED incorporated under the Companies Acts with Registered Number 3821294 and having its Registered Office at Regis House, 45 King William Street, London, EC4R 9AN (hereinafter designed as "THE TENANT" pursuant to Clause 1.1)

                                                  and

                    (3) EXULT, INC incorporated on 29 October 1998, under the name BPO-US, with corporate number 2960887, under the laws of Delaware, USA and having its principal place of business at 4 Park Plaza, Suite 350, Irvine, California 92614, USA (hereinafter designed as "THE GUARANTOR")

1.  DEFINITIONS AND INTERPRETATION

    1.1 In this Lease and the Schedule, unless the context or the subject otherwise requires:

          "Building" means ALL and WHOLE that building known as and forming 301 St. Vincent Street, Glasgow including the ground effeiring thereto more particularly described in Part lA of the Schedule;

          "Building Insurance" means such policy of insurance in respect of the Building for the Insured Risks as the Landlord is obliged to or has the right to effect from time to time pursuant to this Lease for the Full Cost of Reinstatement;

          "Car Park" means that area of the ground effeiring to or forming part of the Building which is from time to time designated by the Landlord for private car parking as such area as it shall exist at the Date of Entry and is indicatively shown outlined red and hatched in black on the Site Plan and outlined red on the Car Park Plan (but subject always to the declaration at the end of the definition of "Common Parts");

          "Car Park Plan" means the plan of floor L1.5 and L2 so marked reproduced in Part 1B of the Schedule;

          "Common Parts" means the Car Park and the Main Common Parts; Declaring that in the event of any part of the Building and/or the Common Parts being resumed by the Landlord or redeveloped by the construction thereon of any building or other erection the same shall forthwith upon the commencement of such development or the resumption as the case may be cease to form part of the Common Parts;

          "Computerhall Common Parts" means the plant and equipment which exclusively serves the Computer Halls located within the Building and comprising the following items:- air handling units 20 No., power distribution units 14 No., uninterrupted power supply units 3 No., underfloor fire alarms system, underfloor liquid alarms system, South Computer Hall lift 1 No., control system, generator system, chillers 2 No., cooling towers 2 No., pumps system, fire alarms system, fresh air make up system 2 No., HV switch gear system, transformer system, power distribution cabling system and fire appliances system;

          "Date of Entry" has the meaning given to it in Clause 2.1;

          "Exceptions and Reservations" means in relation to the Premises those rights, privileges, parts and others which are excepted and reserved by the Landlord from this Lease and as are more fully described in
          Part 3A of the Schedule;

          "First Floor Plan" means the floor plan of the first floor of the Building reproduced in Part 1B of the Schedule;

          "Full Cost of Reinstatement" means in relation to the Insured Risks the whole costs, including the cost of temporary support and shoring, demolition, site clearance, fees payable to architects, surveyors and other professional advisers and VAT where applicable, which would be likely to be incurred by the Landlord in reinstating the Building at the time when such reinstatement is necessary having regard to all relevant factors (including any anticipated increases in costs) and as shall be determined by the Landlord from time to time;

          "Ground Floor Plan" means the floor plan of the ground floor of the Building reproduced in Part 1B of the Schedule;

          "Initial Parking Spaces Plan" means the plan so marked and reproduced in Part 1B of the Schedule;

          "Insured Risks" means the risks of loss or damage by fire, explosion, aircraft and other aerial devices (other than are hostile) or articles dropped therefrom, storm or tempest, flood, bursting or overflowing of water tanks, apparatus or pipes, impact by vehicles, riot and civil commotion, malicious damage, and, where the Landlord considers it appropriate, terrorist damage and such other normal commercial risks as the Landlord may from time to time and acting reasonably determine;

          "Insurers" means at any time such reputable insurance company or underwriter as may be selected by the Landlord and with whom the Landlord has effected or intends to effect the Building Insurance and the Loss of Rent Insurance at that time;

          "L2. Floor Plan" means the floor plan of the lower lower ground floor of the Building reproduced in Part 1B of the Schedule;

          "Landlord" means the party herein named as the Landlord or in substitution its successors to the landlord's interest under this Lease;

          "this Lease" means this Lease including the Schedule and any minute of extension or alteration or variation thereof or any other deed or document entered into between the Landlord and the Tenant which is expressed to be supplemental to this Lease;

          "Lettable Unit" means at any time any part of the Building which is at that time exclusively let by the Landlord or made available by the Landlord for a letting yet to be arranged or capable of or intended for letting in each case for the exclusive occupation or use by an individual tenant or any part of the Building exclusively occupied or capable of being exclusively occupied by the Landlord and which in any event excludes the Common Parts;

          "Loss of Rent Insurance" means such policy of insurance in respect of the Premises as the Landlord is obliged to or has the right to effect from time to time pursuant to this Lease for such sum of money as the Landlord acting reasonably may from time to time calculate as representing the loss of the rent payable under this Lease for a period of three years and taking into account potential increases in rent under this Lease;

          "Main Common Parts" means those parts and portions of the Building which are described in Part 2 of the Schedule (but subject always to the declaration at the end of the definition of "Common Parts");

          "Managing Agent" means any appropriately qualified agent appointed or employed or to be appointed or employed by the Landlord in respect of the Building and declaring that if the Landlord elects not to employ such agent then reference in this Lease to Managing Agents shall be a reference to the Landlord;

          "Management Regulations" means such reasonable rules and regulations (if any) as are from time to time made by the Landlord to control and regulate the day to day use of the Common Parts (or any part thereof) a copy of which shall be provided to the Tenant from time to time on request ; Declaring that no such rules and regulations shall be such as may hamper or interfere or impede the full and proper use and enjoyment of the Premises and the Pertinents, Rights and Privileges, the Tenant acknowledging that such rules and regulations may preclude the Tenant from using kettles and toasters in the Premises;

          "Normal Working Hours" means 8 a.m. to 6 p.m. Monday to Friday (excepting English public holidays and the first working day in England after the 1 January in any year) and such other additional times as the Landlord (acting reasonably) previously nominates and intimates in writing to the Tenant;

          "Period of this Lease" means as the context requires (1) the period for which this Lease is granted together with any continuation thereof constituted by a formal extension entered into between the parties or arising by operation of law and (2) any shorter period arising by virtue of the sooner determination of this Lease;

          "Pertinents, Rights and Privileges" means those pertinents rights and privileges described in Part 3B of the Schedule;

          "Phase 3" means that part of the Building forming the Phase 3 extension as shown coloured blue and cross hatched in black on the Site Plan;

          "Planning Acts" means the Town and Country Planning (Scotland) Act 1997, the Local Government and Planning (Scotland) Act 1982 and any other legislation of a similar nature;

          "Plant and Equipment" means all electrical, mechanical and other plant, machinery and equipment which do not serve exclusively a Lettable Unit including without prejudice to the generality of the foregoing, (i) the passenger lifts, window cleaning car and cradle and the motors, cabling and other equipment associated therewith (ii) the chiller plant and units and the other plant and units for the supply of cooled and heated air together with the ductwork associated therewith and all other parts of the air conditioning system plant and equipment (except and to the extent that individual air conditioning units and ductwork are contained within the Premises and other Lettable Units) (iii) the central heating radiators and other heating plant and equipment (iv) exterior lighting of and on the Building, and interior and exterior lighting of the Common Parts, the wiring and switching therefor, and any stand-by and emergency systems and equipment (v) the fire precautions and firefighting equipment, and the fire alarm, security alarm and relative systems but excluding first aid fire fighting equipment; and (vi) security equipment including CCTV and guarding equipment; But declaring that there is not included within the Plant and Equipment (a) any part of Phase 3, (b) the Computerhall Common Parts and (c) any part of any development of the type contemplated in the declaration at the end of the definition of "Common Parts";

          "Premises" means the whole subjects hereby let as more fully described in Part 1C of the Schedule and each and every part thereof;

          "Prescribed Rate" means the rate of interest which is from time to time 4% above the Base Rate for the time being of The Royal Bank of Scotland plc or above such other rate equivalent thereto which may from time to time be substituted therefor by the Landlord acting reasonably;

          "Quarter Days" means 28 February, 28 May, 28 August and 28 November in each year;

          "Refurbishment Works" means the works carried out to the Premises by the Tenant and more particularly described in Part 6 of the Schedule;

          "Schedule" means the Schedule annexed and executed as relative hereto;

          "Service Charge" has the meaning given to it in Part 5 of the Schedule;

          "Service Charge Percentage" means 10.38% or such other percentage as may be substituted therefor by the Landlord in accordance with paragraph 12 of Part 3A of the Schedule;

          "Services" has the meaning given to it in Part 4 of the Schedule;

          "Service Systems" means those of the Common Parts comprising channels, drains, sewers, pipes, wires, cables, aerials or other conducting media, pumps, valves, meters and connections in and passing through the Building or some part thereof except and to the extent that the same are comprised in the Plant and Equipment or pertain exclusively to a Lettable Unit;

          "Site Plan" means the plan so marked reproduced in Part 1B of the Schedule;

          "VAT" means in relation to any sum of money Value Added Tax as defined in the Value Added Tax Act 1983, or any tax replacing the same or any similar tax for the time being in force.

    1.2 Words and expressions importing the neuter gender shall include any other gender and vice versa.

    1.3 Words and expressions importing the singular number shall include the plural number and vice versa.

    1.4 Subject to the proviso that nothing in this Lease shall express or imply any continuing obligation on a person in right of the tenant's interest under this Lease after completion and intimation of a permitted assignation of that right, the expression "the Tenant" includes where the context so admits any permitted assignee of the party herein named as the Tenant and, where the context so admits, "the Tenant's foresaids" includes the Tenant and any assignee, or any other occupier of the Premises or any part thereof permitted by the Tenant, or any other person for whom the Tenant is legally responsible and where at any time there are two or more persons included in the expression "the Tenant" obligations contained in this Lease undertaken by the Tenant shall be binding jointly and severally on each of them and their respective executors and representatives whomsoever without the necessity of discussing them in their order; in the case where at any time the Tenant is a firm or partnership the obligations of the Tenant shall be binding jointly and severally on all persons who are or who shall become partners of that firm at any time during the Period of this Lease and their respective executors and representatives whomsoever as well as on that firm and its whole stock, funds, assets and estate without the necessity of discussing them in their order and such obligations shall subsist and remain in full force and effect notwithstanding the dissolution of the firm or partnership or any change or changes which may take place in the firm or partnership whether by the assumption of a new partner or partners or by the retiral, bankruptcy or death of any individual partner or by a change in the firm name (Declaring that in the event of the retiral, bankruptcy or death of any individual partner the Landlord will not unreasonably withhold or delay the giving of its consent to the release of such retired partner or the estate of such bankrupt or deceased partner).

    1.5   Words importing persons shall include corporations and vice versa.

    1.6 Any reference to an Act of Parliament shall include any modification, extension or reenactment thereof for the time being in force and shall also include all instruments, orders, plans, regulations, and directions for the time being made, issued or given thereunder or deriving validity therefrom.

    1.7 Anything in this Lease to be authorised or done by the Landlord may be authorised or done on its behalf by the Managing Agent.

    1.8 In relation to matters which concern the day to day management and regulation of the Building if at any time there is not a Managing Agent its duties and functions may be performed by the Landlord itself and for the foregoing purpose a reference to the Managing Agent shall be deemed to include a reference to the Landlord and vice versa.

    1.9   The clause headings and the Index shall be ignored.

2.  GRANT OF LEASE, ENTRY, PERIOD, INITIAL RENT, ETC

    2.1 The Landlord IN CONSIDERATION of the rent and other prestations hereinafter specified hereby lets to the Tenant (but excluding always assignees and sub-tenants legal or voluntary and creditors and managers for creditors in any form except where expressly permitted in accordance with the terms of this Lease) the Premises TOGETHER WITH the Pertinents, Rights and Privileges but UNDER RESERVATION of the Exceptions and Reservations and the Tenant hereby accepts the Premises and the Common Parts as in good and tenantable condition notwithstanding all (if any) defects therein whether latent, inherent or otherwise and is held to have satisfied itself in all respects that the Premises and the Common Parts are fit for their purpose and that for the period of ten years from Thirteenth March Two Thousand (herein called the "Date of Entry") notwithstanding the date or dates hereof until Twelfth March Two thousand and Ten but subject to the options in favour of both the Landlord and the Tenant to break this Lease pursuant to Clause 2.2;

    2.2 The Tenant and the Landlord shall both be entitled to terminate this Lease at Thirteenth March Two thousand and five provided that not less than twelve months' prior written notice (time being of the essence) is given by one party to the other of its intention to exercise its option to terminate this Lease prior to the date of termination and further provided that such termination shall be without prejudice to the claims of the Landlord against the Tenant or vice versa in respect of any antecedent breach of or failure to perform the obligations under this Lease but declaring for the avoidance of doubt that the existence of any such breach or failure shall not preclude the Landlord and the Tenant exercising the aforesaid right of termination;

    2.3 FOR WHICH CAUSES and on the OTHER PART the Tenant binds itself to pay to the Landlord without any written demand therefor and by Banker's Order if the Landlord so requires the clear yearly rent of FIVE HUNDRED AND TWENTY SEVEN THOUSAND SIX HUNDRED POUNDS (Pound Sterling 527,600) per annum (calculated as at the Date of Entry as representing Pound Sterling 504,850 per annum in respect of the Premises at Pound Sterling 22,750 per annum in respect of the Tenant's right to use the 13 car parking spaces as part of the Pertinents, Rights and Privileges)(subject to variation as hereinafter provided for) by equal quarterly payments in advance on the Quarter Days the first of such payments for the period from the Date of Entry until the Quarter Day following the Date of Entry (notwithstanding the last date or dates hereof) to be made on or before the Date of Entry the next on the Quarter Day following the Date of Entry for the quarter following and so forth quarterly, termly and proportionately thereafter, together with in addition VAT as may from time to time properly be chargeable by the Landlord on each payment of rent (and which VAT the Tenant shall be bound to pay along with each instalment of rent); Declaring however that in the event of neither the Landlord nor the Tenant exercising their right of termination of this Lease pursuant to Clause
          2.2 the Tenant shall be entitled to a rent free period of six months duration in respect of the period from Thirteenth March Two thousand and five until Thirteenth September Two thousand and five (declaring however that said rent free period shall only be in respect of the Premises and not in respect of the Pound Sterling 22,750 per annum payable in respect of the aforesaid right to use 13 car parking spaces as part of the Pertinents, Rights and Privileges as the same may be reviewed in accordance with the terms of this Lease);

    2.4   2.4.1 At the times specified in Part 5 of the Schedule the Service
                Charge (as ascertained from time to time in terms of Part 5 of the Schedule);

          2.4.2 Within fourteen days of demand the Service Charge Percentage of the market rate of premiums in respect of the Building Insurance and maintaining insurance under Clause 5.1.2;

          2.4.3 Within fourteen days of demand the market rate of premiums in respect of the Loss of Rent Insurance;

          2.4.4 The Tenant shall pay within fourteen days of demand the cost incurred by or in the name of the Landlord for the provision to the Premises of (a) "Small Power" meaning electricity supplied by means of the underfloor electrical distribution system and
                (b) electrical power for ceiling lighting, which in both cases shall be all in the amounts metered; Declaring that the foregoing shall not be comprised within the Service Charge;

          2.4.5 The Tenant shall pay within fourteen days of demand a sum equivalent to the reasonable and proper cost incurred by or in the name of the Landlord for the provision to the Premises of air conditioning outwith the Normal Working Hours calculated having regard to the number of hours outwith the Normal Working Hours during which the air conditioning serving the Premises was in use by the Tenant; Declaring that the foregoing shall not be comprised within the Service Charge.

          2.4.6 The Tenant shall pay within fourteen days of demand the cost to the Landlord of providing security passes for the Tenant's employees and visitors in accordance with the Management Regulations.

3.  TENANT'S OBLIGATIONS: RENT AND OTHER ANNUAL OR RECURRING SUMS

    3.1 The Tenant HEREBY UNDERTAKES to the Landlord and binds and obliges itself and its successors throughout the Period of this Lease to pay the rent and all other sums payable to the Landlord pursuant to this Lease and that at the times and in the manner herein specified and in each case clear of all deductions.

    3.2 Without prejudice to any other right, remedy or power herein contained or otherwise available to the Landlord if any rent or any other sum due in terms of this Lease shall not be paid on the due date by the Tenant and shall remain unpaid for fourteen days thereafter the Tenant undertakes to pay on demand to the Landlord interest on such rent and all other such sums at the Prescribed Rate from the date when the same became due as aforesaid until payment thereof including any period after any decree or judgement.

    3.3   The Tenant further undertakes to pay and discharge:-

          3.3.1 all existing and future rates, taxes (except taxes payable by the Landlord in consequence of dealings or deemed dealings by the Landlord with its interest in the Building or any part thereof), duties, charges, assessments, impositions and outgoings whatsoever whether parliamentary, national, parochial, local or otherwise and whether or not of a wholly novel or capital or non- recurring nature which now are or may at any time hereafter during the Period of this Lease be charged, levied, assessed or imposed upon or in respect of the Premises or upon the owner or occupier thereof and if and for so long as the Premises are not separately assessed for rating purposes the Tenant shall pay to the Landlord on demand an equitable proportion assessed by the Landlord acting reasonably of the rates payable in respect of the Building or such parts thereof as includes the Premises for rating purposes;

          3.3.2 within fourteen days of a written demand therefor the cost incurred by or in name of the Landlord for the provision of electricity and gas and for the provision of chilled water and hot and cold water by the Landlord to the Premises in all cases in the amounts metered (where separate metering or sub-metering has been installed by the Landlord and/or the Tenant to measure and record the amounts in volume of electricity gas and water consumed within the Premises) and in all cases where no such separate metering or sub-metering exists such reasonable and equitable contribution; Declaring that the foregoing shall not be comprised within the Service Charge.

4.  TENANT'S OBLIGATIONS: MAINTENANCE AND REPAIR ETC

    The Tenant HEREBY UNDERTAKES to the Landlord

    TO REPAIR AND RENEW:

    4.1 At all times throughout the Period of this Lease at the Tenant's expense to keep the Premises in good and substantial condition and without prejudice to the foregoing generality well and substantially to uphold, repair, maintain, and where necessary renew, rebuild, and reinstate the Premises and every part thereof regardless of the age or state of dilapidation of the Premises and irrespective of the cause or extent of the damage or other want of repair and including any such as may be rendered necessary by any latent or inherent defect in the Premises and in addition to carry out all necessary regular maintenance and cleansing in respect of the Premises; Provided that there is excluded from the obligations of the Tenant under this Clause repairs and renewals rendered necessary as a consequence of damage to or destruction of the Premises or any part thereof by any of the Insured Risks unless and to the extent that the Building Insurance is vitiated in whole or in part or payment of the insurance monies thereunder is withheld in whole or in part by reason solely or partly of any act, neglect or default of the Tenant or the Tenant's foresaids.

    TO COMPLY WITH MANAGEMENT REGULATIONS:

    4.2 To observe, perform and comply with Management Regulations and to take all reasonable steps to secure compliance with Management Regulations by the Tenant's staff and visitors.

    NOT TO DUPLICATE INSURANCE:

    4.3 Not at any time during the Period of this Lease specifically to insure the Premises against the Insured Risks nor specifically to duplicate the Building Insurance or the Loss of Rent Insurance.

    PLANT AND EQUIPMENT AND SERVICE SYSTEMS:

    4.4.1 To keep in good and substantial repair and condition and where necessary for the foregoing purposes to renew and replace all plant and equipment forming part of the Premises other than any such as are comprised in the Plant and Equipment.

    4.4.2 To keep in good and substantial repair and condition and clear and free from obstruction all service systems and conducting media forming part of the Premises from time to time other than any such as are comprised in the Service Systems and to take all necessary precautions against frost damage to pipes and water apparatus and all reasonable care to avoid water damage to the Building or any part thereof by reason of the bursting or overflowing of any pipes, tanks or water apparatus.

    INTERNAL DIVISIONS:

    4.5 To pay within fourteen days of demand in respect of any non load bearing wall column or partition forming an internal division between the Premises and other parts of the Building a fair and equitable contribution towards the cost and expense of repairing and maintaining the same which may necessarily be incurred by the Landlord or by any other tenant in the Building whose premises receive the benefit of such internal division.

    TO KEEP SECURE:

    4.6 To ensure that all entrances to and from the Premises and, so far as within the Tenant's control, all entrances to and from the Car Park and Common Parts are kept lockfast and secure outwith the Normal Working Hours.

    TO DECORATE INTERIOR/CLEAN AND TREAT INTERIOR SURFACES:

    4.7.1 Regularly (but no less frequently than once in every three years) and also during the last year of this Lease howsoever the same may be determined (but not if already carried out by the Tenant in the preceding twelve months) to paint with two coats at least of good quality paint of a colour which if different from the present colour shall be previously approved in writing by the Landlord (such approval not to be unreasonably withheld or delayed) and well and sufficiently to paper, plaster, grain, treat and varnish all the interior parts of the Premises as are usually papered, plastered, grained, treated and varnished, and generally to redecorate the interior of the Premises throughout, and to carry out all such work with good quality materials of their several kinds available and in accordance with good standards of workmanship and to the reasonable satisfaction of the Landlord.

    4.7.2 As often and in such manner as the Landlord may reasonably require to clean or treat in an appropriate manner to the reasonable satisfaction of the Landlord all surfaces and finishes of the interior of the Premises which ought normally to be so cleaned and treated and to wash all surfaces requiring to be washed.

    TO KEEP THE PREMISES CLEAN AND TIDY:

    4.8 At all times during the Period of this Lease to keep the Premises in a clean and tidy condition, to clear away all waste, and to clean as frequently as circumstances reasonably require the inside of the windows and window frames of the Premises and all the glass (if any) in the entrance doors thereto.

    TO PERMIT ENTRY BY THE LANDLORD AND OTHERS:

    4.9 To permit the Landlord and its agents including the Managing Agent at all reasonable times with or without workmen on giving reasonable notice to the Tenant (except in cases of emergency) to enter upon the Premises to inspect and view the state of repair and condition thereof and to take a schedule of the Landlord's fixtures and fittings; Declaring that in the exercise of the foregoing right, the Landlord shall act reasonably in minimising disruption to the Tenant's enjoyment and use of the Premises.

    TO COMPLY WITH LANDLORD'S NOTICES:

    4.10 Well and substantially to make good all wants of repair and decoration and to comply with any other matters which the Tenant is liable to make good and to comply with (in so far as the Tenant is otherwise liable for such repairs, decoration or other matters in terms of this Lease), and as are specified in a notice in writing given to the Tenant by the Landlord or the Managing Agent, and that within two calendar months after the giving of such notice or within such longer period as may be reasonable in the circumstances; and if the Tenant fails to comply with any such notice the Landlord shall be entitled at its option (without prejudice to any other right or remedy available to the Landlord pursuant to this Lease) to enter upon the Premises with workmen and to make good all wants of repair and decoration and to carry out any other works specified in such notice and the costs incurred by the Landlord in pursuance thereof shall be repaid by the Tenant to the Landlord on demand together with all Managing Agent's and Solicitors' charges and other expenses which may be properly incurred by the Landlord in connection therewith.

    NOT TO INTRODUCE DANGEROUS THINGS:

    4.11 Not to bring or permit to be brought into the Building or the Premises or to place or store or permit to be placed or stored or to remain near to or about the Building or the Premises any article or thing which is or may become contaminative, dangerous, explosive, inflammable or radio-active and not to carry on or do or permit to be carried on or done thereon any hazardous trade or act in consequence of which the Landlord would or might be prevented from insuring the Premises or the Building at the ordinary rate of premium, or whereby any insurance effected in respect of the Premises or the Building would or might be vitiated or prejudiced and not without the written consent of the Landlord to do or allow to be done anything whereby any additional premium may become payable for the Building Insurance or the Loss of Rent Insurance and if reasonably requested by the Landlord to do so to comply with any reasonable terms and conditions imposed from time to time by the Insurers in respect of the Premises.

    TO PAY EXCESS AND OTHER IRRECOVERABLE INSURANCE MONIES:

    4.12 To pay on demand to the Landlord in the event of the Premises or the Common Parts or any parts thereof being destroyed or damaged by any of the Insured Risks (1) the Service Charge Percentage of any normal commercial excess applicable to the Building Insurance and (2) in the event of the insurance monies payable under the Building Insurance being wholly or partly irrecoverable by reason solely or partly of any act or default of the Tenant or the Tenant's foresaids a sum equal to the extent to which such insurance monies are thus irrecoverable.

    STATUTORY REQUIREMENTS:

    4.13 To execute all works as are or may under or in pursuance of any Act of Parliament or European Community Directive enforceable by Act of Parliament (including but without prejudice to the generality of the foregoing the Offices, Shops and Railway Premises Act 1963, the Factories Act 1961, the Fire Precautions Act 1971, The Health and Safety at Work etc. Act 1974, the Control of Pollution Act 1974 and the Environmental Protection Act 1990) already or hereafter to be passed, be directed or required to be executed upon or in respect of the Premises and whether such works are directed to be executed by the owner or the occupier thereof and to comply at all times with all the requirements as to the Tenant's use of the Premises of any such Act of Parliament and all notices thereunder or which otherwise may be competently given or served by any public, local or statutory authority all at the Tenant's sole expense, and to indemnify the Landlord against all fees penalties, charges, claims, costs and expenses incurred as a consequence of the Tenant's failure to comply with the foregoing provisions or otherwise in relation to any such Act of Parliament.

    FIRE REGULATIONS:

    4.14 Without prejudice to the foregoing, at the Tenant's own expense at all times to keep the Premises sufficiently supplied and equipped with fire fighting and extinguishing apparatus and appliances (which shall be open to the inspection of and maintained to the reasonable satisfaction of the Landlord) as are necessary to comply with all statutory requirements and any relevant code of practice as are applicable at those times to the Premises and not to obstruct the access to or the means of working such apparatus and appliances.

    NOT TO OVERLOAD:

    4.15 Not without the previous consent in writing of the Landlord to place or keep or permit to be placed or kept in the Premises or any part thereof any heavy articles in such position or in such quantity or weight or otherwise in such manner as to cause damage to the Premises or impose a load, allowing a due margin for safety, which is greater than that for which the Premises or such part were designed to bear, and not to permit or suffer the electrical circuits in the Premises to be overloaded.

    NOT TO HARM DRAINS:

    4.16 Not to allow to pass into the sewers, drains or watercourses serving the Building any noxious or deleterious effluent or other substance which might cause any contamination or obstruction in or injury to the said sewers, drains or watercourses and in the event of any such contamination, obstruction or injury as soon as reasonably practicable to take all necessary steps to remove the same and to make good all such damage to the reasonable satisfaction of the Landlord.

    PERMITTED USE:

    4.17 To use the Premises only as good quality office accommodation and any purpose ancillary to such office use.

    NOT TO USE FOR CERTAIN PURPOSES ETC.:

    4.18 Not to use or permit the Premises to be used for any noisy, offensive or dangerous trade, manufacture, business or occupation or for gambling or any illegal or immoral purpose and not to do or suffer to be done on the Premises any act or thing whatsoever which in the reasonable opinion of the Landlord may be or may become a legal nuisance or cause of damage, disturbance or inconvenience to the prejudice of the Landlord or to the owners or occupiers of any adjoining or neighbouring premises or any of them and without prejudice to the foregoing, not to hold or permit to be held upon the Premises or any part any sale by auction or public exhibition or public show or spectacle or political meeting.

    NOT TO MAKE ALTERATIONS:

    4.19.1 Not to make or permit or suffer to be made any structural alterations or additions whatsoever to the Premises without first obtaining the Landlord's consent;

    4.19.2 Without prejudice to the foregoing not to cut, remove, divide, alter, or injure the Premises or any part thereof and not to merge the Premises with any adjoining premises nor make or permit or suffer to be made any non structural alterations or additions to the Premises except with the previous consent in writing of the Landlord and in accordance with drawings and specifications previously submitted to and approved in writing by the Landlord which consent and approval shall not be unreasonably withheld or decision thereon unreasonably delayed.

    SERVITUDES:

    4.20 Not to stop up or darken any window or light in the Premises nor to stop up or obstruct any access of light enjoyed to any other part of the Building or permit any new wayleave, servitude, right, privilege or encroachment to be made into or upon or acquired against the Premises and in case any such servitude, right, privilege or encroachment shall be made or attempted to be made to give immediate notice thereof to the Landlord and to permit the Landlord and its agents to enter upon the Premises for the purpose of ascertaining the nature of any such servitude, right, privilege or encroachment and at the request of the Landlord to adopt such means as may be reasonably required for preventing any such encroachment or the acquisition of any such servitude, right, privilege or encroachment and in the event of any of the owners or occupiers of adjacent land or buildings doing or threatening to do anything which obstructs the access of light to any of the said windows or openings to notify the same as soon as reasonably practicable to the Landlord and to permit the Landlord with the consent of the Tenant (such consent not to be unreasonably withheld or delayed) to bring such proceedings as it may think fit in the name of the Tenant (but at the joint cost of the Landlord and the Tenant) against any of the owners and/or occupiers of the adjacent land in respect of the obstruction of the access of light to any of the windows or openings in the Premises.

    ADJOINING DEVELOPMENT PERMITTED:

    4.21 Unless the same will or may materially adversely affect the Tenant's use and enjoyment of the Premises, not at any time during the Period of this Lease to bring any action or make any claim or demand on account of any injury to the Tenant's interest in this Lease or to the Premises in consequence of the erection or alteration of any building, land or premises adjacent, neighbouring or opposite to the Premises to be carried out by the Landlord or for which the Landlord may give its consent or in respect of any servitude, right or privilege granted or to be granted by the Landlord for the benefit of any land or building or premises adjacent, neighbouring or opposite to the Premises and if required to concur with the Landlord at its expense in any consent which the Landlord may give or any grant which it may make as herein mentioned.

    SIGNS: ADVERTISEMENTS ETC:

    4.22 Not at any time during the Period of this Lease either to affix or exhibit or permit to be affixed or exhibited in or upon any part of the Premises any placard, advertisement, neon, or other sign or any other kind of display, any of which shall be visible from the outside of the Premises or to erect any aerials or dishes on the roof of the Building except such as shall have been approved in writing by the Landlord but which approval if given may be given subject to (a) the Tenant obtaining at its own cost all necessary statutory permissions and (b) such conditions as to the style and type and positioning thereof as the Landlord may impose; Declaring however that the Landlord shall permit the Tenant to place signage indicating its occupancy of the Premises within the main ground floor entrance to the Building and on the first floor at or about the top of the elevators outside the entrance to the Premises subject to Landlord's consent as regards, design, materials and location (such consent not to be unreasonably withheld or delayed having regard always to the high quality nature of the building and the other signage therein).

    ALIENATION:

    4.23 Not at any time to assign this Lease or sub-let or otherwise dispose of or otherwise deal with the Tenant's interest in this Lease or part with or share possession or occupation of the Premises or any part thereof except in accordance with the following provisions of this
           Clause:

           4.23.1 The Tenant shall not assign or attempt to assign, transfer, charge or mortgage anything less than the Tenant's entire interest in this Lease.

           4.23.2 The Tenant shall not assign or attempt to assign its entire interest in this Lease without the prior written consent of the Landlord which consent shall not be unreasonably withheld or delayed in the case of a proposed assignee who is demonstrated to be of sound financial standing and good repute and to be well able to fulfil the whole obligations falling on the Tenant under this Lease.

           4.23.3 The Tenant shall not sub let or agree to sub let the whole of the Premises or any part being less than the whole of the Premises unless such part comprises either the whole of Zone 3 (North and South) shown hatched green on the First Floor Plan or Zone 4 shown hatched brown on the First Floor Plan (together with, as the Tenant shall reasonably require, ancillary rights in relation to the use of toilet and other common facilities within the Premises), in any case without the prior written consent of the Landlord which consent shall not be unreasonably withheld or decision thereon unreasonably delayed in the case of a proposed sub tenant who is demonstrated to be of sound financial standing and good repute, and in any permitted sub-lease there shall be provisions that :-

                  4.23.3.1 the rent payable under such sub-lease shall be
                           payable no more than one quarter in advance and shall be subject to review in an upward direction only at such time and in such manner as to coincide with the rent review provided for under this Lease;

                 4.23.3.2 the sub-tenant thereunder shall be prohibited from assigning its interest under such sub-lease without the consent of the Landlord (which consent shall not be unreasonably withheld or a decision thereon unreasonably delayed) and from granting any further sub-lease; and

                 4.23.3.3 the initial rent under such sub-lease shall not be less than the open market rent in respect of such premises sub-let.

                 4.23.3.4 notwithstanding any provision in this Lease apparently to the contrary, the Tenant shall not require to obtain the consent of the Landlord to the sub-letting of, or granting of rights of occupancy in, the whole or part of the Premises to any company which is for the time being a holding company of the Tenant or a subsidiary of the Tenant or a subsidiary of such holding company (as the terms "subsidiary" and "holding company" are defined in Section 736 of the Companies Act 1985) provided that advance notice thereof and the expiry thereof is given to the Landlord and that no tenancy rights are thereby constituted.

          4.23.4 For the avoidance of doubt, nothing contained in this clause nor Clause 4.17 shall be taken to entitle the Tenant and the Tenant shall not be entitled to use, assign or sub-let the whole or part of the Premises as or to any party operating a financial services business (specifically including the selling of financial services in competition with the Abbey National Group of Companies); declaring however that the foregoing shall not prohibit use, assignation or sub-letting to or by a party which as part of its business provides outsourced business processed management services including without limitation finance and administration functions within the organisations of the clients of the Tenant.

    INTIMATION OF ASSIGNATIONS:

    4.24 Within twenty one days after the date of any assignation of this Lease or the grant of any sub-lease of the whole or part of the Premises or any assignation of such sub-lease or any other devolution however remote of this Lease or of any such sub-lease to produce, supply or cause to be supplied (and without any demand therefor) to the Landlord for registration a certified copy of the deed, document or instrument effecting such assignation, sub-lease, assignation of sub-lease or devolution.

    COSTS OF ENFORCING TENANT'S OBLIGATIONS:

    4.25 To pay to the Landlord all properly incurred fees, costs, charges, expenses and disbursements, incurred to the Managing Agent and where applicable any Solicitors, Counsel, Architects, Surveyors, Messengers at Arms or Sheriff Officers or any other persons engaged or employed by or on behalf of the Landlord (plus any VAT on all such fees and costs which may be properly chargeable to the Tenant and in respect of which a VAT invoice is issued to the Tenant) of and in connection with remedying any breach of the Tenant's obligations under this Lease and including without prejudice to the foregoing generality costs properly incurred in relation to the preparation and service of any schedule of dilapidations or other notice relating to wants of repair for which the Tenant is otherwise liable hereunder and that whether the same be served during or within three months after the expiry or sooner determination of the Period of this Lease.

    LANDLORD'S COSTS:

    4.26 To pay on demand to the Landlord all reasonably and properly incurred fees and outlays of the Landlord's surveyors or the Managing Agent and the Landlord's solicitors, all as may be applicable in connection with any application for consent or approval (whether or not consent or approval is refused or the application withdrawn but, in the case of a refusal, only if such refusal is proper in accordance with the provisions of this Lease) and if consent or approval is given in connection with or incidental to the preparation of any licence or other document used to record such consent or approval.

    APPLICATIONS FOR CONSENT:

    4.27 Upon making an application for any consent or approval which is required under this Lease to make disclosure therein of all relevant matters relating thereto and to provide to the Landlord such information in relation to such application as the Landlord may reasonably require.

    PLANNING ACTS:

    4.28  In relation to the Planning Acts the Tenant undertakes:-

          (a) To comply in all respects with the Planning Acts and to indemnify and keep the Landlord indemnified from all liability costs and claims arising as a consequence of a breach by the Tenant or the Tenant's foresaids of the foregoing obligation;

          (b) Not to make any application for planning permission nor give any notice to any authority of an intention to commence any development without the previous written consent of the Landlord which consent shall not be unreasonably withheld or delayed save in relation to an application for change of use where Landlord's consent may be given or withheld at its discretion; Provided that the Landlord may withhold consent if it reasonably considers that the making of any such application by the Tenant could lead to the acquisition by any statutory authority or body of the Landlord's interest in the Premises or to adverse financial or taxation consequences upon the Landlord;

          (c) To make at its own cost any application for planning permission which may be necessary for any development (as defined in the Planning Acts) to which the Landlord has consented pursuant to this Lease;

          (d) As soon as reasonably practicable, but in any event not less than 7 days prior to the expiry of any relevant notice or appeal period, after the grant or refusal of such application to give to the Landlord full particulars in writing thereof and free of cost to the Landlord to supply a copy thereof (including all relevant plans) for the retention of the Landlord;

          (e) Not to implement any planning permission until the conditions attaching thereto have been submitted to and approved in writing by the Landlord, which approval shall not be unreasonably withheld or delayed;

          (f) Unless the Landlord shall otherwise direct to carry out before the termination of this Lease (howsoever the same may be determined) any works stipulated to be carried out to the Premises by a date subsequent to such expiration or sooner determination as a condition of any planning permission which may have been granted to the Tenant;

          (g) As soon as reasonably practicable, but in any event not less than 7 days prior to the expiry of any relevant notice or appeal period, after receiving any notice, order or proposal affecting the Premises from any competent authority under or by virtue of the Planning Acts to send a copy to the Landlord;

          (h) At the request of the Landlord to make or join with the Landlord in making such objection or representation against or in respect of any notice, order or proposal made under or pursuant to the Planning Acts as the Landlord acting reasonably shall deem expedient.

          (i) Not to object to any planning permission in respect of any resumption or building as referred to in paragraph 7 of and as permissible in terms of Part 3A of the Schedule.

    TO INFORM LANDLORD OF NOTICES:

    4.29 Upon the receipt of any notice, order, requisition, direction or other intimation which adversely affects the Landlord's interest in the Premises as soon as reasonably practicable, but in any event not less than 7 days prior to the expiry of any relevant notice or appeal period, to deliver full particulars or a copy thereof to the Landlord.

    RE-LETTING OR SALE:

    4.30 To permit the Landlord to fix and retain in a suitable position outside the Premises a notice board for the re-letting of the Premises and/or the sale of the Building but not so as to restrict the use and enjoyment of the Premises by the Tenant and to permit all persons authorised in writing by the Landlord or its agents to view the Premises at all reasonable hours upon reasonable notice being given; Declaring however that in the exercise of the foregoing right, the Landlord shall act reasonably in minimising disruption to the Tenant's enjoyment and use of the Premises.

    TO INFORM LANDLORD OF DEFECTS OR DESTRUCTION:

    4.31 To inform the Landlord in writing as soon as reasonably practicable but in any event within seven days of becoming aware of the same of any material defect in the Premises and of any destruction or damage caused to the Premises by the Insured Risks.

    TO INDEMNIFY LANDLORD:

    4.32 Except when caused by any of the Insured Risks or the subject of any of the other insurances effected by the Landlord under this Lease (save to the extent that the same are vitiated by the Tenant's foresaids), to indemnify the Landlord in respect of all liability which may be incurred by the Landlord in connection with or incidental to:

          (a) Any unauthorised use of the Premises or any defect in the Premises or want of repair arising due to the failure by the Tenant to comply with its obligations under this Lease;

          (b) The execution of any alterations or additions to the Premises by the Tenant albeit consented to by the Landlord;

          (c) Any other breach by the Tenant of the obligations undertaken in this Lease; and

          (d) Any interference or obstruction by the Tenant of any servitude, right or wayleave or other right now existing for the benefit of any adjoining occupier or tenant or adjoining or neighbouring property.

    CAR PARKING:

    4.33 (a) Not to use or permit the Car Park to be used other than for the parking of private cars or motorcycles in connection with the Tenant's business and other than in compliance with the Management Regulations;

          (b) Not at any time to obstruct or permit to be obstructed the entrance or any access to or from any part of the Car Park.

    TO OBSERVE TITLE CONDITIONS:

    4.34 Not to breach any of the obligations, burdens, conditions and others contained or referred to in the Land Certificate or other title deeds from time to time affecting the Building and to keep the Landlord indemnified against any breach of the foregoing obligation.

    TO REMOVE:

          4.35.1 Immediately prior to the expiration or sooner determination of the Period of this Lease at the cost of the Tenant:-

                 (a) to renew and replace any of the Landlord's fixtures and fittings which shall be missing, broken, worn, damaged or destroyed with others of a similar character, condition and quality;

                 (b) to remove every moulding, sign, writing or painting of the name or business of the Tenant or other occupiers from the Premises and from any other part of the Building and to remove any alterations or additions (other than the Refurbishment Works and those which the Landlord has agreed need not be removed), and all Tenant's fixtures and fittings, furniture and effects from the Premises making good to the reasonable satisfaction of the Landlord all damage caused by such removal; and

                 (c) if so requested by the Landlord (the Landlord being obliged to make such request (or decline to do so, in which case the Tenant shall not be under any obligation to remove and make good as aftermentioned) within two weeks of having asked) to remove and make good alterations or additions made to the Premises (other than the Refurbishment Works) and well and substantially to reinstate the Premises in such manner as the Landlord shall direct and to its satisfaction acting reasonably.

          4.35.2 Notwithstanding the provisions of Clause 4.35.1 the Tenant's obligations as regards reinstatement and/or removal of the Refurbishment Works and items associated therewith shall be the following. The Tenant shall:-

                 Electrical Services

                 o Reinstate automatic fire alarms and sounders to suit open plan occupation in full compliance with BS 5839 L1 protection.

                 o Reinstate emergency lighting to suit open plan occupation in full compliance with BS 5266 protection.

                 o Reinstate Public Address System to that suitable for open plan announcements.

                 o Reconfigure lighting circuits and PIR control to reflect open plan arrangement.

                 o  Remove all localised control of the lighting installation.

                 o Remove all power cabling and equipment from the demised area associated with the tenant UPS system, security system, and intruder alarm system and fire suppression system.

                 o Remove and replace any decorative lighting installed in cellular or office areas with the troffer lighting module -- rewire as required.

                 o  Clean and re-lamp all luminaries in the demised area.

                 o Carry out full periodic test and certify the entire electrical installation in the demised area.

                 o Produce revised record electronic drawings of the reinstatement works.

                 Mechanical Services and BMS Installation

                 o Relocate all VAV boxes to open plan linear arrangements as original layout.

                 o Test and certify any new ductwork necessary to achieve the open plan linear arrangement.

                 o Isolate, drain and remove all chilled water pipe work to the riser for the server room fan coil unit installation.

                 o  Remove all fan coil unit power and controls installation.

                 o Remove all local set point adjusters and associated cabling to the cellular offices.

                 o Reconfigure the BMS installation due to the system changes/deletions.

                 o Remove all mains water supplies to vending machines in all areas other than the TSZ zone back to the riser valve position.

                 Building and General Works

                 o Remove all cellular offices partitions, furniture and appliances -- make good walls and columns to original specification.

                 o Make good suspended ceilings to match existing where necessary.

                 o  Clean all ceilings, VAV diffusers and luminaries.

                 o Reinstate carpet tiles to a single tile colour and clean same. Alternatively, if wear and tear is excessive, then renew carpets to similar spec to the remainder of the building. Include lift lobby in this requirement.

                 o  De-rock and level all suspended floors in the demised area.

                 o High quality clean to all toilet areas including repair and replacement of sanitary fixing and fittings.

                 o Removal of all tenants fixtures and fitings throughout the demised area.

                 o Replace tea point floor finishes with new non-slip vinyl as original specification.

                 o Reinstate all finishes, fittings and furniture to the tea points all as original specification.

                 o Renew and reinstate as required existing mechanical and electrical services to the tea points.

                 o Remove all tenants services and equipment and reinstate to original condition the risers and duct areas.

                 o Redecorate all escape lobby areas to match existing electrostatic finish.

                 o Reinstate and redecorate zone 3 -- store finishes to ceiling and walls to original specification.

                 o Reinstate and redecorate cleaners cupboard finishes to ceiling and walls to original specification.

                 o  Remove all plants, fixtures and fittings from site.

                 o Vertical blinds to be overhauled and cleaned to full working order.

                 o  Atrium glass to have all film removed and cleaned.

                 o Link corridors to have all ceilings and lighting returned to original specification.

                 o Entire demise to have high quality clean to include all marble finishes, glass and general environment.

                 o Entire demise to have painted finish reapplied to match existing specification to all walls solid ceilings and door sets.

                 o Re-test and certify fire-fighting equipment to suit open plan arrangements.

         4.35.3 At the expiration or sooner determination of the Period of this Lease without any warning away or process of removal to that effect to remove from and leave the Premises empty and cleaned and in such good and substantial repair and condition as shall be in accordance with the obligations of the Tenant under this Lease together with all fixtures and fittings (excepting Tenant's fixtures and fittings) and improvements and additions which now are or may at any time hereafter be in or about the Premises save such as the Tenant has been required to remove pursuant to Clause 4.35.1 (as qualified by the provisions of Clause 4.35.2). Provided that if at such expiration or sooner determination the Premises shall not be empty and cleaned and in such good and substantial repair then at its sole option the Landlord shall be entitled to require that either (a) the Tenant carries out at its cost the works necessary to put the Premises into such condition or (b) the Tenant pays to the Landlord such sum as shall be certified by the Landlord or the Managing Agent as being equal to the fair cost of carrying out such work along with a sum equivalent to the loss of rent and service charge suffered by the Landlord in respect of the period from such expiration or sooner determination until the expiry of such period (which shall in no circumstances be more than three months after such expiration or sooner determination) as the Landlord shall reasonably require to carry out all such necessary works; Declaring that to the extent that the Landlord is in receipt of rent and/or service charge in respect of such period the Landlord will be deemed not to have suffered any such loss.

    VAT:

    4.36 To pay to the Landlord VAT in respect of all monies, including the rent, undertaken to be paid to the Landlord by the Tenant pursuant to this Lease and in every case where in this Lease the Tenant undertakes to pay an amount of money such amount shall be construed as being exclusive of all VAT which may from time to time be legally payable thereon.

5.  LANDLORD'S OBLIGATIONS

    TO INSURE:

          5.1.1 The Landlord shall, provided always and to the extent that cover for all or any of the Insured Risks is obtainable in respect of the Building in the United Kingdom insurance market, until the expiry or sooner determination of this Lease insure and keep insured the Building under the Building Insurance (except to the extent that the Building Insurance shall be vitiated in whole or in part by any act, neglect, default or omission of the Tenant or the Tenant's foresaids) against loss or damage by the Insured Risks and shall keep in force the Loss of Rent Insurance in each case through such agency as shall be selected by the Landlord from time to time. The Landlord shall procure that the interest of the Tenant (whether specifically or as one of the Landlord's tenants generally) is endorsed on the policy for the Building Insurance.

          5.1.2 The Landlord shall also insure against Third Party risks and Property Owners' liability for such sum or sums as the Landlord acting reasonably shall require.

          5.1.3 The Landlord shall supply to the Tenant a copy of the Building Insurance and the Loss of Rent Insurance (including the risks insured against) or a summary thereof and that within fourteen days of being requested to do so.

    APPLICATION OF INSURANCE MONIES:

    5.2 The Landlord undertakes that as often as the Building or any part thereof shall be destroyed or damaged by any of the Insured Risks then save to the extent that and then only for so long as payment of the insurance monies shall have been withheld in whole or in part by reason of any act or default of the Tenant or the Tenant's foresaids and provided that payment has been made by the Tenant of all (if any) sums due by it pursuant to Clause 4.12 the Landlord shall as soon as reasonably possible use all reasonable endeavours to rebuild, repair, restore and reinstate the Building or such part with such variations as may be necessary or in the Landlord's reasonable opinion desirable having regard to statutory provisions, bye-laws and regulations then in force and any planning approval necessary and also to building standards then prevailing to the intent that the Building or such part when rebuilt, repaired or restored shall conform to the practice then current and shall afford to the Tenant a substantially comparable area to that contained in the Premises as at the date of damage or destruction. The Landlord undertakes that all monies received by virtue of the Building Insurance effected hereunder (except in respect of Loss of Rent) shall be applied in so far as the same shall be necessary in rebuilding and reinstating the Building or such part and declaring that for the purposes of this Clause 5.2 only reference to Building shall be a reference to the Premises and to such parts of the Common Parts as are requisite for the beneficial use and enjoyment of the Premises and the Pertinents, Rights and Privileges from time to time. The Landlord will be under obligation to make good out of the Landlord's own monies any shortfall in such insurances caused by under insurance except (1) in respect of any excess for which the Tenant is responsible in terms of Clause 4.12 and (2) to the extent that the insurance monies shall have been withheld in whole or part as aforesaid.

    LANDLORD'S SERVICES:

    5.3 Subject to the provisions of Clause 5.2 and subject also to the Tenant paying the Service Charge in terms of Clause 2, the Landlord undertakes (a) to apply all sums recovered from the Insurers pursuant to the Building Insurance and from the Tenant pursuant to Clause 4.12 so far as necessary in effecting any repair or reinstatement rendered necessary by the Insured Risks and (b) to use all reasonable endeavours to carry out, provide and fulfil for the benefit of the Tenant and the other tenants in the Building such of the Services specified in Part 4 of the Schedule as the Landlord acting reasonably and in the interests of good estate management may from time to time consider necessary or desirable; DECLARING THAT in relation to any question of providing Services regard shall be had to (i) the remaining provisions of this Lease and (ii) any programme for provision of Services including the carrying out of repairs, maintenance, and (where necessary) replacement, renewal and reinstatement of the Common Parts which the Landlord may adopt in the interest of the good and efficient management of the Building PROVIDED ALWAYS that the Landlord shall not be liable to the Tenant for any failure to perform the foregoing such obligations (or any of them) owing to any cause or circumstance outwith the control of the Landlord.

6.  GENERAL

    IRRITANCY:

    6.1 Subject to the provisions of Sections 4, 5 and 6 of the Law Reform (Miscellaneous Provisions) (Scotland) Act 1985 if the rent herein provided for or any part thereof or any other sum due under this Lease shall at any time be in arrears for fourteen days after the due date for payment (whether demanded or not) or if there shall be any breach of any of the undertakings on the part of the Tenant contained in this Lease or if the Tenant shall become apparently insolvent or shall make any arrangement with creditors or shall suffer any diligence to be levied on the Premises or the contents thereof or if the Tenant being a company shall go into liquidation whether voluntary or compulsory (otherwise than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or suffer a Receiver or Administrator to be appointed then and in any such case it shall be lawful for the Landlord at any time thereafter by notice in writing to bring this Lease to an end forthwith and to enter the Premises and repossess and enjoy the same as if this Lease had not been granted but without prejudice to any right of action or remedy of the Landlord in respect of any previous breach of any of the undertakings by the Tenant contained in this Lease. PROVIDED THAT (a) in the case of a breach which is capable of being remedied (albeit late) the Landlord shall not be entitled to terminate this Lease as aforesaid unless the Landlord shall first have given notice in writing of the breach to the Tenant prescribing a time which in the opinion of the Landlord is reasonable in the circumstances (such circumstances not including the financial position of the Tenant) within which such breach must be remedied and the Tenant shall have failed to remedy the breach within the time prescribed in the notice and declaring that where the breach is a failure to pay any sum of money, a reasonable time shall be a period of not less than fourteen days and (b) in the case of the Tenant going into liquidation (other than for the purpose of re-construction or amalgamation as aforesaid) or having an Administrator or Receiver appointed (or being an individual or firm becoming apparently insolvent or signing a trust deed for creditors) then the Landlord shall allow the liquidator or receiver or administrator or trustee for creditors, as the case may be, a period of six months or such shorter period as may be requested by the administrator, receiver, liquidator, trustee for creditors as aforesaid in which to dispose of the Tenant's interest in this Lease and the Landlord shall only be entitled to exercise its right of irritancy on such grounds of administration, receivership, liquidation or insolvency or others as aforesaid but without prejudice to the Landlord's right to irritate on any other ground if the liquidator or receiver or administrator or trustee for creditors as aforesaid, as the case may be, shall have failed to dispose of the Tenant's interest in this Lease by the end of the said period provided further that the liquidator or receiver or administrator or trustee for creditors, as the case may be, shall have first personally accepted in writing in self proving form within two weeks of his appointment liability for performance of all the obligations (monetary and non-monetary) of the Tenant under this Lease from the date of his appointment until the date of disposal or expiry of such six month (or shorter) period or forfeiture or surrender to the Landlord of the Tenant's interest hereunder whichever is the earlier (including the performance or remedying of any outstanding obligations monetary or non monetary which may subsist at the date of liquidation or receivership or insolvency as the case may be).

          And it is hereby declared that the Landlord shall deal with any request for consent to assign this Lease made by such liquidator, receiver, administrator, trustee for creditors, as aforesaid as the case may be in the same manner as if the request had been made by the Tenant.

    NO COMPENSATION:

    6.2 Neither the Tenant nor any sub-tenant (whether immediate or derivative) shall be entitled on quitting the Premises or any part thereof to claim any compensation from the Landlord under any Act of Parliament whether enacted before or after the Date of Entry.

    REI INTERITUS NOT TO APPLY:

          6.3.1 Save as provided in Clause 6.3.2, this Lease shall not be terminated by reason of any damage to or destruction of the Premises or the Building or any part thereof but shall, notwithstanding any such damage or destruction and any rule of law to the contrary, remain in full force and effect and endure for the full Period of this Lease.

          6.3.2 In the event of the Premises or the Common Parts or any other part of the Building as are necessary for the proper enjoyment and use of the Premises or the Pertinents, Rights and Privileges, having been destroyed or damaged by any of the Insured Risks and not having been repaired or reinstated in the manner provided for in Clause 5.2 within a period of three years from the date of such damage or destruction and provided that
                (a) the Building Insurance effected by the Landlord in terms of Clause 5.1.1 or 5.1.2 shall not have been vitiated as a consequence of any act or default of the Tenant and/or (b) no demand shall have been made upon the Tenant by the Landlord in terms of Clause 4.12 or if such demand shall have been made it shall have been met in full by the Tenant within the timescale provided in Clause 4.12 then the Tenant may terminate this Lease by giving notice to that effect to the Landlord within three months after the expiry of said three year period under declaration that (A) time shall be of the essence with regard to the giving of said notice (B) the date of termination of this Lease shall be the date of service of said notice and (C) all insurance monies (save those already expended by the Landlord in repairing and reinstating the Building and excepting those referable to the Tenant's fixtures and fittings which shall be paid to the Tenant) shall forthwith upon the giving of said notice belong to the Landlord in questions with the Tenant and (save as aforesaid) the Tenant shall have no claim on the same.

          6.3.3 In the event of the Premises or the Common Parts or any other part of the Building as are necessary for the proper enjoyment and use of the Premises or the Pertinents, Rights and Privileges having been destroyed or damaged by any of the Insured Risks, the Landlord shall use all reasonable endeavours within three months of any such damage or destruction to give the Tenant a reasonable estimate of how long it will take to effect any necessary repair or reinstatement. In the event that the Landlord fails to give such estimate, the Tenant will be entitled, by serving written notice on the Landlord, to require the Landlord to give such estimate which the Landlord will be obliged to give within one month of receipt of said notice. For the avoidance of doubt the Landlord will have no liability for any loss or damage incurred by the Tenant's foresaids as a result of (a) failure to give such estimate, or (b) such estimate subsequently proving to be inaccurate.

    LOSS OF RENT:

    6.4 In case the Premises or such of the Common Parts and any other parts of the Building as are necessary for the proper use of the Premises or the Pertinents, Rights and Privileges shall at any time during the Period of this Lease be so damaged or destroyed by any of the Insured Risks as to render the Premises unfit for beneficial occupation and use in accordance with the terms and provisions of this Lease then except to the extent that the insurance monies payable under the Loss of Rent Insurance shall be wholly or partially irrecoverable by reason solely or in part of any act or default of the Tenant or the Tenant's foresaids the rent and Service Charge payable hereunder or a fair proportion thereof according to the nature and extent of the damage sustained shall be suspended until the Premises and/or such of the Common Parts and any other parts of the Building, as the case may be, shall again be rendered fit for occupation and use or until the expiry of three years whichever shall be the earlier PROVIDED ALWAYS that in the event of dispute as to the amount or duration of the rent or Service Charge to be suspended such dispute shall be settled by a single arbiter to be appointed on the application of either party by the Chairman or senior office holder of the Scottish Branch of the Royal Institution of Chartered Surveyors which arbiter shall have the power to award costs and expenses, and the decision of such arbiter shall be final and binding upon both the Landlord and the Tenant.

    NOTICES:

    6.5 Any notice, intimation, request for consent or demand to be given under this Lease (each hereinafter in this clause referred to as "notice") shall be in writing. Without prejudice to any other competent method of service any notice shall be sufficiently served if delivered by hand, sent by facsimile transmission or sent by Recorded Delivery Post (a) to the Tenant (if the Tenant shall be a body incorporated in the United Kingdom) to its Registered Office and (if the Tenant shall be a natural person) to his last known address in Great Britain or Northern Ireland or to the Premises and (if the Tenant shall be a firm) to the firm and any one or more of the partners thereof at the Premises and (in any other case) to the Tenant at the Premises (b) to the Landlord (if the Landlord shall be an incorporated body) to its Registered Office and (if the Landlord shall be a natural person or a firm) to him or it at his or its last known address in Great Britain or Northern Ireland and to the Landlord's nominated Solicitors in Scotland from time to time and (c) to the Guarantor at the address stated in this Lease or such alternative address as may be intimated from time to time to the Landlord. Any notice sent by Recorded Delivery Post shall be deemed duly served at the expiry of two working days after the day of posting. In proving service it shall be sufficient to prove that an envelope containing the notice was duly addressed to the Tenant or the Landlord or the Guarantor (as the case may be) in accordance with this Clause and posted or sent to the place to which it was so addressed.

    DEMAND FOR RENT:

    6.6 (a) No demand for or acceptance of rent or any other sum due under this Lease by the Landlord or its agent at a time when the Tenant is in breach of any of the obligations of this Lease shall be or be deemed to be a waiver wholly or partially of any such breach;

          (b) For the avoidance of doubt no demand for or acceptance of rent by the Landlord or its agent at a rate other than that to which the Landlord may be entitled in terms of this Lease shall personally bar the Landlord from instituting or proceeding with or requiring any payment properly due in terms of this Lease.

    DISCLAIMER OF LIABILITY:

          6.7.1 Save where due to the negligent act or default or breach of contract of the Landlord or those for whom they are legally responsible, the Landlord shall at no time become liable to the Tenant for any loss, damage or expense sustained by the Tenant in relation to the Premises or the Common Parts or the Services by or through any defect, decay, inadequacy, want of repair or decoration or otherwise in the Building or any part thereof, or from the failure or disruption of any power supply or arising from the choking, bursting, stoppage or failure of any water supply, waste or other pipes, drains, sewers, rhones, conductors, gutters, ducts, water courses, cisterns or others or for any loss, damage or expense caused to the Tenant through any act or omission of the proprietors, tenants or occupiers of any adjoining or neighbouring parts of the Building or other property.

          6.7.2 Nothing herein shall be or be deemed to constitute any warranty by the Landlord that the Premises or any part thereof are authorised for use under the Planning Acts for the permitted use hereunder.

    APPROVALS:

    6.8 Where by the terms of this Lease the consent or approval of the Landlord is required such consent or approval shall be in writing and without prejudice to any other reasons stated by the Landlord, the Landlord shall be deemed to be acting reasonably in withholding such consent or approval if the Landlord reasonably considers that the interests of good estate management so require.

    ATRIUM GLAZING:

    6.9 Notwithstanding any of the other provisions of this Lease the Tenant shall not be responsible for carrying out or for the cost of carrying out (whether through the Service Charge or otherwise) any works which the Local Authority or any other body may require to be carried out to the glazing surrounding the atrium within or forming part of the boundaries to the Premises by reason of the same not complying fully with all relevant and applicable statutory or other requirements save where said works are solely required as a result of the specific requirements of any works carried out by the Tenant. In the event of any such works being required to such glazing and the Landlord not succeeding in persuading the relevant authorities to dispense with such requirement (which the Landlord shall be entitled to request the relevant authorities to do) the Landlord will (save as aforesaid) carry out all such works as may be necessary as soon as reasonably practicable and in so doing the Landlord shall act reasonably in minimising disruption to the Tenant's use and enjoyment of the Premises (and in particular shall only carry out such works after 6pm and before 8am on Monday to Friday or at any time on Saturday and Sunday) and that all at the sole expense of the Landlord (no part of the cost thereof to form part of the Service Charge). For the avoidance of doubt the Landlord will not require to make its own enquiries into such compliance.

7.  RENT REVIEW

    PROVIDED ALWAYS THAT IT IS HEREBY FURTHER AGREED that:

    DATE OF REVIEW:

    7.1 With effect from the expiration of five years from the Date of Entry (the date of expiration of such five year period being hereinafter referred to as the "Date of Review") the yearly rent provided for in Clause 2.3 shall be increased to such an amount as shall be the greater of (a) the yearly amount of the rent payable by the Tenant to the Landlord in terms of Clause 2.3 immediately before such Date of Review or (b) an amount (hereinafter called "the Revised Rent") which shall represent the full rental value of the Premises at such Date of Review assessed in accordance with the following provisions of this Clause.

    VALUATION:

    7.2 The full rental value of the Premises at such Date of Review shall be such an amount as may be agreed between the Landlord and the Tenant or determined in accordance with Clause 7.3 as representing the open market rent (at the rate running following the expiry of such rent free period of occupation as would be granted in the market at the time for the purposes of fitting-out the Premises) which the Premises could reasonably be expected to obtain if leased in the open market on the Date of Review for a period commencing on the Date of Review of ten years, by a willing landlord to a willing tenant on the terms and conditions of this Lease (excepting the amount of rent payable in terms of Clause 2 but including provision for quinquennial review of the rent) with vacant possession and without the payment of any fine, grassum or premium but upon the suppositions (if not facts):-

          7.2.1 that the Premises are in existence, have (but only to the extent of those parts thereof set out or referred to in the list forming Part 8 of the Schedule) had the Refurbishment Works carried out and are otherwise in such a condition as to be ready for an incoming occupier to carry out its initial fitting-out works;

          7.2.2 that the Tenant has complied with all the obligations on the part of the Tenant imposed by this Lease (but without prejudice to any rights of the Landlord in regard thereto);

          7.2.3 that if the Premises or any part thereof or the means of access thereto or any of the Common Parts or services enjoyed by the Premises shall have been destroyed or damaged the same had before the Date of Review been fully reinstated;

          7.2.4 that both the Landlord and the Tenant are able to recover all input Value Added Tax in full; and

          7.2.5 that the net lettable area of the Premises is 31553 square feet in extent whether or not that in fact be the case.

                and taking no account of and disregarding:-

          7.2.6 any goodwill attributable to the Premises by reason of any trade or business carried on therein by the Tenant or any sub-tenant or other permitted occupier;

          7.2.7 the Tenant's initial fitting out works, and any alterations or other works to the Premises carried out by the Tenant or any sub-tenant (other than those parts of the Refurbishment Works set out or referred to in the list forming Part 8 of the Schedule) and otherwise than in pursuance of any obligation to the Landlord under the provisions of this Lease;

          7.2.8 for the avoidance of doubt, all parts of the Refurbishment Works not set out or referred to in the list forming Part 8 of the Schedule;

          7.2.9 the fact that the Tenant or any sub-tenant or other permitted occupier is or may have been in occupation of the Premises.

    DECISION ON RENTAL VALUE :

    7.3 If the Landlord and the Tenant shall be unable to agree on the amount of the full rental value as aforesaid by the Date of Review then at the election of the Landlord or the Tenant the matter shall at any time thereafter be decided by a Chartered Surveyor (who shall act and be deemed to act as an expert and not as an arbiter) to be agreed upon by the parties hereto or in the event of failure so to agree then the same shall be decided by a Surveyor (hereinafter called the "Surveyor") experienced in the valuation of properties comparable to the Premises in the area where the Premises are situated such Surveyor to act as an expert also and to be nominated at any time at the request of the Landlord or the Tenant by the Chairman or senior office holder for the time being of the Scottish Branch of the Royal Institution of Chartered Surveyors and the decision of the Surveyor shall be binding on both the Landlord and the Tenant. Within one month of the date upon which the Surveyor is agreed upon or appointed as aforesaid the Landlord and the Tenant shall each be entitled to submit to the Surveyor written valuations, statements and other evidence relating to or supporting their assessment of the full rental value in which event they shall, at the same time, deliver to the other party a copy of all such valuations and others submitted as aforesaid. If the Surveyor dies or is for any other reason unable to act before he shall have given his decision then either party hereto may request the Chairman or Senior Office Holder aforesaid to nominate a further Surveyor (hereinafter called the "Second Surveyor") to act on the terms of this sub-clause and such request may be repeated as often as may be necessary. The fees payable to the Chairman and any Surveyor who could not deliver his decision and the Second Surveyor shall be borne and paid by the parties hereto in such shares and in such manner as the Surveyor or which failing the Second Surveyor shall determine and failing any such decision and subject thereto in equal shares.

    UPWARDS ONLY:

    7.4 Notwithstanding the decision of the Surveyor or Second Surveyor hereinbefore referred to in no event shall the rent payable by the Tenant after the Date of Review be less than the rent payable by the Tenant immediately before the Date of Review.

    PAYMENT AFTER DATE OF REVIEW:

    7.5 If by the Date of Review the amount of the revised rent has not been agreed between the parties hereto or determined as aforesaid then in respect of the period of time (hereinafter called the "Interval") beginning with the Date of Review and ending on the Quarter Day immediately following the date upon which the amount of the revised rent is agreed or determined as aforesaid (hereinafter called the "Relevant Date") the Tenant shall continue to pay the rent provided for in Clause 2.3 to the Landlord in the manner hereinbefore provided at the yearly rate payable immediately before the Date of Review; Provided that on the Relevant Date there shall be due as a debt payable by the Tenant to the Landlord an amount equal to the difference between the revised rent and the rent actually paid during the Interval and apportioned on a daily basis in respect of the Interval together with interest at the rate four per cent below the Prescribed Rate on each part of that amount from the date upon which that part would otherwise have been paid until paid.

    STATUTORY RESTRICTION:

    7.6 If at the Date of Review the Landlord shall be obliged legally or otherwise to comply with any Act of Parliament dealing with the control of rent and which shall restrict or modify the Landlord's right to revise the rent payable in terms of Clause 2.3 in accordance with the terms of this Lease or which shall restrict the right of the Landlord to demand or accept payment of the full amount of the rent payable in terms of Clause 2.3 for the time being payable under this Lease then the Landlord shall on each occasion that any such enactment is removed, relaxed or modified, be entitled on giving not less than three months' notice in writing to the Tenant expiring after the date of each such removal, relaxation or modification to introduce an intermediate Review Date (hereinafter called the "Intermediate Review Date") which shall be the date of expiration of such notice and the rent payable hereunder from an Intermediate Review Date to the next succeeding Date of Review or Intermediate Review Date (whichever shall first occur) shall be determined in like manner as the rent payable from each Date of Review as hereinbefore provided; Declaring that in no circumstances will this Clause 7.6 operate so as to render the Tenant liable to pay to the Landlord more than it would have been obliged to pay had there been no such restriction or modification.

    MEMORANDUM:

    7.7 As soon as the amount of rent payable by the Tenant to the Landlord in terms of Clause 2.3 with effect from after the Date of Review has been agreed or ascertained in accordance with the terms hereof (and if required by the Landlord so to do) the Landlord and the Tenant will execute a separate memorandum specifying the yearly amount of the said revised rent and all stamp duties (if any) payable in respect thereof and the cost of registration thereof and of three Extracts ( two being for the Landlord's purposes) shall be borne and paid for by the Tenant.

8.  GUARANTOR'S OBLIGATIONS

    The Guarantor HEREBY UNDERTAKES to the Landlord and binds and obliges itself to implement, perform and fulfil the obligations and undertakings set out in
    Part 7 of the Schedule.

9.  LAW OF SCOTLAND TO APPLY

    This Lease shall be interpreted and given effect in accordance with the Law of Scotland and any dispute, difference or question of any kind which may arise between the parties shall be determined in accordance with the Law of Scotland.

10. WARRANDICE

    Subject to the terms of this Lease, the Landlord hereby grants warrandice.

11. CERTIFICATE

    We certify that there are no Missives of Let (constituting a Lease) to which this Lease gives effect.

12. CONSENT TO REGISTRATION

    The parties consent to registration of this Lease and of any certificate issued thereunder for preservation and execution: IN WITNESS WHEREOF

                 This is the Schedule referred to in the
                 foregoing Lease among Scottish Mutual
                 Assurance plc and Exult Limited and
                 Exult, Inc. in respect of Part First
                 Floor, 301 St. Vincent Street, Glasgow.

PART 1: PREMISES

lA: THE BUILDING

    ALL and WHOLE that area of ground together with the building as the same may be altered or extended from time to time thereon known as 301 St. Vincent Street, Glasgow and any other buildings or erections from time to time thereon all being the subjects registered in the Land Register under Title Number GLA 370 as the same may be amended from time to time in accordance with the provisions of this Lease.

lB: PLANS

    Site Plan - annexed
    Car Park Plan - annexed
    L2. Floor Plan - annexed
    Ground Floor Plan - annexed
    First Floor Plan - annexed
    Initial Car Parking Spaces Plan - annexed

1C: THE PREMISES

    ALL and WHOLE the premises shown outlined blue and coloured yellow (and in certain respects hatched green or brown) on the First Floor Plan situated within part of the Building (herein referred to as "the Premises") and which expression "the Premises" shall include each and every part of the subjects hereinbefore described and shall include:-

    (i) the non-load bearing walls and partitions and the plasterwork, wall finishes, wall coverings and surface treatment of all walls and columns; the suspended ceilings and floor (and the spaces below and above the same but excluding the beams and slabs and screeding of such slabs) with the ceiling tiles, carpets and other floor coverings (so far as not belonging to the Tenant) the windows and other glazing (but excluding the frames for any of the foregoing); doors and other entrances; the light fittings; the electricity distribution systems; first aid and fire fighting equipment; and the Service Systems where installed solely or used only for the purposes of the Premises, and

    (ii) The pertinents of the Premises and all additions, alterations and improvements to the Premises which may be carried out during the Period of this Lease and also the Landlord's fixtures and fittings from time to time in and about the same;

    but shall exclude anything within the definition of the Common Parts.

PART 2: THE MAIN COMMON PARTS

Subject always to the declaration at the end of the definition of "Common Parts", those parts and pertinents of the Building which are not comprised exclusively in any Lettable Unit including without prejudice to the foregoing generality:-

1. the solum on which the Building is erected and the foundations, roof, back, front and gable walls of the Building, the internal load-bearing walls and columns (but excluding plasterwork and all other wall finishes and surface treatment) the beams and ceiling and floor slabs and the screeding of such slabs, the window and door frames and all other structural parts of the Building;

2. the boundary walls and fences and all doors, gates and pillars therein of the said area or piece of ground which forms the Building and is unbuilt upon and all external areas, roads, footpaths, pavements and lanes so far as included in or in respect of which the Landlord has a responsibility therefor in terms of the Land Certificate or title deeds to the Building or otherwise and all drains, soil and main water supply pipes and all other common pipes and rhones, conductors, systems, electric mains, cables, wires, pipes, conduits and gas and waste pipes and sewers of every description serving inter alia the Building but not any such as serve exclusively any Lettable Unit;

3. the front and rear steps, light well, the entrance from the street, the reception area within the ground floor or storey of the Building and any vestibules or halls, stairs, stairways, passages, corridors, communal doors, fire escapes, fire fighting appliances, store-rooms, plant-rooms, landscaped or paved areas, servicing areas, staff accommodation rooms or areas required for the provision of the Services and toilets or lavatories with the sanitary apparatus therein (excluding toilets or lavatories which are exclusively leased to a single tenant) and the carpeting, wall coverings, plasterwork, glazing and doors within any of the aforesaid but excluding any of the foregoing exclusively pertaining to or within any Lettable Unit;

4. all other parts of the Building including the Service Systems therein the use or benefit of which is common to the Premises and to the remainder of the Building or any part or parts thereof and all other part or parts of the Building which may from time to time be designated by the Landlord as set aside for the common use and benefit of the Premises and other parts of the Building;

5.  the Plant and Equipment;

6.  the Service Systems; and

7. any additions to or amendments of the foregoing which are provided or made by the Landlord acting reasonably except in so far as the same shall pertain exclusively to a Lettable Unit.

But declaring that there is not included within the Main Common Parts :-

(a) the Computerhall Common Parts; or

(b) anything comprised within Phase 3.

PART 3: ANCILLARY RIGHTS AND RESERVATIONS

3A: EXCEPTIONS AND RESERVATIONS

    1. The free passage of ventilation, heating, water, soil and electricity and other services in and through the Service Systems in, under, over or passing through the Premises.

    2. The right to enter upon the Premises (including the lift lobbies between the lifts located between Zone 3 and Zone 4 and thence into the lifts for the purpose of maintaining or repairing the lifts) at all reasonable times (upon prior appointment except in the case of emergency) for the purposes of inspecting, and where necessary cleaning, repairing or renewing any part of the Building including the Premises themselves the Service Systems, Plant and Equipment and other of the Common Parts and including also any repairs, renewals or reinstatement rendered necessary by an Insured Risk, and for the purpose also of installing new or additional parts of any of the Common Parts, including Service Systems and Plant and Equipment and for the purposes of providing the Services and for all other reasonable purposes pursuant to this Lease and the right upon giving to the Tenant reasonable notice (except in cases of emergency) to erect scaffolding on the Building or any part thereof for the foregoing purposes or any other reasonable purpose; PROVIDED ALWAYS that the foregoing rights shall be exercisable by the Landlord on condition that the Landlord makes good as soon as reasonably practicable all physical damage thereby occasioned to the Premises.

    3. The right to take into use all boundary walls of and Service Systems within the Premises and to build upon, connect with or otherwise use the same the Landlord making good as soon as reasonably practicable all physical damage thereby occasioned to the Premises and causing as little interference as reasonably possible to the Tenant.

    4. A right of support, shelter and protection for the adjoining and adjacent properties from the Premises.

    5. The right where it is in the interest of the efficient management of the Building to regulate and control the use of the Common Parts including the Plant and Equipment and the Service Systems by making, intimating, amending and enforcing against the Tenant and all other tenants and occupiers of the Building, the Management Regulations.

    6. The right to execute such works upon and to the parts of the Building not included in the Premises (including the airspace above the Premises) as the Landlord shall determine and in such manner and otherwise as the Landlord may desire and permit and the right to use the parts of the Building not included in the Premises in whatever lawful manner the Landlord may desire and permit and whether or not any amenity at present appertaining to the Premises shall be lessened or affected in any way provided that the beneficial use and enjoyment of the Premises is not materially affected thereby.

    7. The right to alter, amend, extend or diminish the Common Parts and to resume and/or to build upon or rebuild upon any part of the Common Parts and/or the Building.

    8. The right at any time to suspend, temporarily or permanently, any of the rights of access granted to the Tenant over the Building for the purpose of executing any works on the same or for any other purpose considered necessary or desirable by the Landlord and that without any claim competent against the Landlord at the instance of the Tenant for compensation or otherwise, provided always that, in the case of temporary or permanent suspension, suitable and adequate alternative access is provided.

    9. The right of access through and across the Premises for the purposes of maintenance and security.

    10. The right to lead pipes, cables and all other necessary transmitters through, over, under or across the Premises to provide services to other parts of the Building.

    11. The right of access and egress through the Premises to and from other parts of the Building for any personnel working in the Building in cases of emergency.

    12. The right to vary the Service Charge Percentage from time to time provided that it is reasonable and equitable to do so.

    DECLARING that the foresaid rights shall be exercised only after reasonable prior notice to the Tenant (except in the case of emergency) in such a manner, in so far as reasonably practical, as to cause a minimum of inconvenience and disturbance to the Tenant and shall not be exercised in such a manner as may materially prejudice or interfere with the Tenant's business or their beneficial use and enjoyment of the Premises, and declaring further that the Landlord will procure that those exercising the foresaid rights make good any physical damage to the Premises caused thereby without delay. To the extent that the foregoing rights include the installation of items within the Premises or the erection of notices or scaffolding or others whatsoever in or in the areas adjoining or adjacent to the Premises the rights may only be exercised after reasonable prior notification in writing to the Tenant save in emergency of the location of the items to be installed or notices or scaffolding or others whatsoever. The foregoing rights may be exercised by entering upon the Premises only if there is no other reasonably practicable and economic alternative means of achieving the same purpose without such entry; AND DECLARING FURTHER THAT none of the foresaid rights or otherwise shall permit the Landlord from (a) carrying out any works the effect of which would be to raise the height of Phase 3 above the lower floor slab of the Premises in such a way as would obscure the windows of the Premises or (b) resuming any part of the Building and/or the Common Parts if the effect of so doing would materially adversely affect the Tenant's beneficial use and enjoyment of the Premises or any of the Pertinents, Rights and Privileges.

3B: PERTINENTS, RIGHTS AND PRIVILEGES

    1. The exclusive right to the use of 13 external parking spaces which are shown coloured yellow on the Initial Parking Spaces Plan for parking of private motor vehicles onlyprovided always that the Landlord shall be entitled to relocate said parking spaces to elsewhere within the Building by providing no less than 14 days' prior written notice.

    2. The free passage of ventilation, heating, water, soil and electricity and other services in and through that part of the Service Systems serving inter alia the Premises.

    3. The benefit and, where appropriate, use of the Plant and Equipment.

    4. The right to support, shelter and protection from the adjoining and adjacent premises.

    5. The right at all times of access and egress to and from the Premises (a) through the main entrance to the Building wherever situated from time to time and along the main mall and access corridors, stairs and lifts from time to time but initially as shown coloured green on the Ground Floor Plan and the L2. Floor Plan and (b) from and to the Car Park as shown on the Initial Parking Spaces Plan.

    DECLARING that the Tenant and those for whom they are legally responsible shall be prohibited at all times from entering any Lettable Unit without prior and specific permission from the Landlord or the party in permitted occupation of such Lettable Unit.

PART 4: SERVICES

In this Lease including this Part of the Schedule "Services" means the following:-

    MAINTENANCE AND REPAIR OF COMMON PARTS

1. The maintenance of the Common Parts in good and substantial repair and condition at all times and for that purpose the repair, maintenance, and where necessary renewal, rebuilding and reinstatement of the Common Parts regardless of the age or state of dilapidation of the Building and irrespective of the cause or extent of the damage or other want of repair and including any repairs or renewals rendered necessary by latent or inherent defect.

    TITLE DEEDS

2. Complying with the Land Certificate and title deeds relating to the Common Parts.

    PLANT AND EQUIPMENT AND SERVICE SYSTEMS

3. The provision, maintenance and servicing (including the carrying out of repairs in the nature of maintenance and servicing), operation, management and insurance of and when necessary cleaning, draining, extending and renewing or replacing of the Plant and Equipment and the Service Systems; Declaring that the Landlord will, unless and until the Tenant requires otherwise, ensure that the passenger lifts located between Zone 3 and Zone 4 do not open so as to provide access to or egress from the Premises.

    ELECTRICITY AND WATER

4. The provision of electricity and water to the Premises and to the Common Parts, at least sufficient for the Tenant's full use of the Premises as good quality office accommodation and the Common Parts.

    EXTERIOR PAINTING ETC.

5. The obligation so often as may in the reasonable opinion of the Landlord be necessary so as to be kept in a well maintained condition, and in a proper and workmanlike manner to prepare and paint in colours selected by the Landlord all the metal, cladding and all other exterior parts of the Building as require to be or have previously been so painted in colours selected by the Landlord with two coats at least of good quality undercoat paint and one coat of good quality gloss paint and in the like manner to prepare, clean, treat and polish and otherwise maintain all the cladding and other parts of the outside which require to be so cleaned and treated with good quality materials and also in like manner as often as in the reasonable opinion of the Landlord shall be reasonably necessary (but not more frequently than once in every ten years of the foregoing Lease) to stone clean the stonework and other finishes to the exterior of the Building by such method as shall be chosen by the Landlord acting reasonably and in particular and (without prejudice to the generality of this obligation) regularly to clean and treat in a suitable manner for its maintenance in good condition all the outside metal and other work not required to be painted or polished and when necessary to clean all tiles, glazed brick and similar washable surfaces.

    INTERNAL PAINTING ETC. OF COMMON PARTS

6. The obligation so often as may in the reasonable opinion of the Landlord be necessary so as to be kept in a clean and well maintained condition, and in a proper and workmanlike manner to prepare and paint in colours selected by the Landlord such of the inside wood, metal and others of the Common Parts of the Building as shall from time to time require to be painted with one coat at least of good quality undercoat paint and one coat of good quality gloss paint and also to whitewash, colourwash, grain, varnish, french or wax polish, paper and otherwise decorate in a proper and workmanlike manner with good quality materials such of the internal parts of the Common Parts as shall from time to time require to be so treated and also to clean and treat in a suitable manner for its maintenance in good condition all the inside wood and metal work and polished stone not required to be painted or polished and when necessary to clean all tiles, marble, glazed brick and similar washable surfaces as shall from time to time require to be so treated so as to be kept in a clean and well maintained condition.

    MAINTAINING PARTY WALLS, DRAINS. ETC.

7. The payment of such proportion (if any) as the Landlord may be legally liable to pay of the cost of repairing, maintaining, renewing, and cleansing the pavements and lane ex adverso the Building and all sewers, drains, pipes, watercourses, mutual structures and other items which may belong to or be used for the Building in common with other subjects near or adjoining thereto.

    REGULAR CLEANING, LIGHTING ETC

8. The regular cleaning, as necessary (and at least once in every calendar month), of the external faces of all windows and other glasswork of the Building and the internal and external faces of the atrium, and the internal faces of all other windows and other glasswork in the Common Parts and, as may be necessary, keeping cleaned the common entrance steps, entrance way, doorway, hall, atrium, passages and balconies, the lift, landings and staircases, and all floor coverings thereof and wall finishes and all other portions of the Common Parts including the Car Park and external areas and providing additional lighting apparatus for such of the Common Parts (whether internal or external) and including the Car Park area as the Landlord acting reasonably shall from time to time think fit and maintaining and operating the lighting apparatus provided for the Common Parts including the Car Park.

    PAYMENT OF RATES, ETC.

9. The payment of all rates, taxes, duties, levies, charges, assessments, impositions and outgoings whatsoever whether parliamentary, regional, district, parochial, local or of any other description which are now or at any time hereafter may be taxed, assessed, charged or imposed upon or payable in respect of the Common Parts.

    STATUTORY NOTICES

10. Complying with any statutory or other notice served by a Local or other competent Authority in connection with the Building or any part thereof including any such as relate to the Acts of Parliament referred to in Clause
    4.13 of this Lease and other fire or health and safety or environmental legislation, or any order or regulation made thereunder but only where any obligation to comply is not attributable to an individual tenant or other occupier in the Building.

    PROVISION OF FACILITIES MANAGEMENT, RECEPTION, SECURITY AND CLEANING STAFF

11. The employment, appointment or provision of such facilities management, reception, supervisory, security, maintenance, cleaning and other staff in the Building as the Landlord acting reasonably shall think necessary for the efficient provision of the Services.

    PUBLIC LIABILITY ETC.

12. Insuring in such manner and to the extent that the Landlord shall reasonably determine the Building in respect of any public liability, and third party liability of the Landlord and also insuring in the manner and to the extent foresaid, any risks for which the Landlord may be liable as employer of persons working on or engaged in relation to the management or maintenance of the Building.

    EQUIPMENT

13. The provision, maintenance, renewal or replacement where necessary of such equipment, furniture for the reception area, decorative items and others, as may from time to time, in the reasonable opinion of the Landlord, be necessary or desirable for the efficient provision of the Services.

    PROVISION OF ACCOMMODATION

14. The provision, and where necessary or desirable, the maintenance, repair, decoration, heating and lighting of accommodation to house equipment, materials and personnel (during working hours) utilised or employed in the provision of Services to the Building.

    SURVEYOR

15. The appointment of any surveyor or other professional adviser in connection with the determination of the Full Cost of Reinstatement.

    FIRE FIGHTING SYSTEMS AND EQUIPMENT

16. The provision, purchase, maintenance, testing, servicing and renewal or replacement where necessary and insurance of fire alarms and firefighting systems, appliances and equipment for the Common Parts.

    SECURITY SYSTEMS AND EQUIPMENT

17. The provision, purchase, maintenance, testing, servicing and renewal or replacement where necessary and insurance of security alarms and systems for the Common Parts.

    LANDSCAPING

18. The maintenance, repair and if necessary renewal and/or replacement or replanting of landscaping in unbuilt upon parts of the Building and the clearing and removal of any rubbish therefrom and keeping the same neat and tidy.

    AIR CONDITIONING

19. The provision to the Premises during Normal Working Hours of air conditioning and when so requested by the Tenant by 3 p.m. Monday to Thursday in respect of the following day and by 3 p.m. on Friday in respect of the following Saturday, Sunday and Monday the provision to the Premises of air conditioning at any other times.

    ADDITIONAL SERVICES

20. The fulfilment of any other obligation or duty in relation to the Common Parts and/or the provision of any other equipment or service and the maintenance, repair and where necessary renewal or replacement of such equipment any of which, it is reasonable for the Landlord to provide for maintaining and securing the facilities and amenities of the Building as good quality office accommodation acting in the interests of good estate management and having due regard to the interests of the tenants in general within the Building.

PART 5: SERVICE CHARGE

    PAYMENT

1. The Tenant shall pay to the Landlord the Service Charge at the times provided for in and otherwise in accordance with this Part of the Schedule.

    DEFINITIONS

2.  In this Part of the Schedule:-

    2.1 "Year" means where the context admits the First Year, each consecutive period beginning on 1 January and ending on 31 December after the First Year, and the Last Year;

    2.2 "First Year" means the period beginning on the Date of Entry and ending on 3l December immediately succeeding;

    2.3 "Last Year" means the period beginning on 1 January immediately prior to and ending on the expiration or sooner determination of the Period of this Lease;

    2.4 "Service Expenditure (Car Park)" means in relation to any Year the whole costs, charges, liabilities and other expenditure properly incurred by the Landlord in or about the provision of the Services or otherwise in the performance of the obligations undertaken by the Landlord in Part 4 of the Schedule so far as relating to that part of the Car Park shown outlined in red and hatched black on the Site Plan (for as long as and to the extent that the same is used for private car parking); DECLARING THAT the Service Expenditure (Car Park) shall exclude to the intent that such excluded items of expenditure shall be the personal responsibility of the Landlord in questions with the Tenant, any expenditure or liability or other sum which, but for this proviso to this Part of the Schedule would fall within the definition of Service Expenditure (Car Park), but which:-

          (a) was incurred to remedy or arose directly or indirectly from damage or deterioration arising from:-

              (i) any of the Insured Risks save to the extent (i) that the Building Insurance shall have been rendered void or voidable or the payment of policy monies refused or withheld in whole or in part in consequence of any act or default on the part of the Tenant's foresaids and (ii) of any normal commercial excess under the Building Insurance;

              (ii) any negligent act or omission or any breach of contract by the Landlord or any other tenant or occupier of part of the Building or by their respective employees, servants, agents, contractors or others for whom they are responsible but only to the extent that they are so negligent or so in breach;

                   (b) incurred in respect of (i) any rent reviews under leases of any Lettable Unit or (ii) the default of any other tenant of a Lettable Unit or other occupier of any part of the Building;

                   (c) relate to any Lettable Unit within the Building which is unlet or unoccupied from time to time;

    2.5 "Service Charge" means in relation to any Year the sum which represents the aggregate of (i) Service Charge (Building) and (ii) 12.50% (or such other percentage as the Landlord may determine provided that it is reasonable and equitable to do so) of the Service Expenditure (Car Park) for that Year all calculated and payable by the Tenant in respect of that Year as set out in this Part of the Schedule.

    2.6 "Service Charge (Building)" means initially the sum calculated with reference to an annual rate of ONE HUNDRED AND TEN THOUSAND FOUR HUNDRED AND THIRTY FIVE POUNDS AND FIFTY PENCE (Pound Sterling110,435.50) STERLING (exclusive of Value Added Tax) per annum and the Service Charge (Building) in respect of the First Year shall be a proportionate payment (calculated on an annual/daily basis) for the period from the Date of Entry until the end of the First Year.

          The said amount of Pound Sterling 110,435.50 shall be increased in each Year on 1 January by adding to the Service Charge (Building) payable in respect of the immediately preceding Year a sum calculated in accordance with the following formula:-

          X  =  A x B - C
                    -----
                      C

          Where X is the sum to be added to the Service Charge (Building) in respect of the immediately preceding Year, A is the Service Charge (Building) in respect of the immediately preceding Year, B is the Retail Prices Index as at the commencement of the Year for which the Service Charge (Building) is being calculated and C is the Retail Prices Index as at the date of commencement of the immediately preceding Year, and such calculation shall be carried out on a yearly basis throughout the duration of this Lease.

          The Retail Prices Index shall be the general index of retail prices (all items) as published monthly by HM Government or in the event that such Retail Prices Index ceases to be published, such Official Index will be used as the Landlord and the Tenant may agree (both parties acting reasonably) is reasonably equivalent thereto. In the event that the product of the foregoing formula is a negative figure, the Service Charge (Building) shall not be reduced but shall remain at the same rate as was payable in respect of the said immediately preceding Year.

    2.7 "Service Charge Quarter Day" means (but only in respect of the Service Charge (Building)) the Quarter Days (as defined in the foregoing Lease) or in substitution any four other days at approximately three monthly intervals, in any Year as the Managing Agent acting reasonably in the interest of the efficient management of the Building may from time to time select and intimate to the Tenant.

    PAYMENT

    3.1 The Tenant shall pay that part of the Service Charge comprising the Service Charge (Building) in respect of each Year in quarterly instalments as follows:

          (a) On the Date of Entry a proportionate payment until the next succeeding Service Charge Quarter Day and thereafter an equal quarterly instalment in advance on each succeeding Service Charge Quarter Day during the First Year;

          (b) in respect of each Year (other than the First Year and the Last
              Year) an equal quarterly instalment in advance on each Service Charge Quarter Day;

          (c) in respect of the Last Year a proportionate payment from the last Service Charge Quarter Day until the expiry of the Lease whether by nature, passage of time or otherwise.

    3.2 The Tenant shall pay within fourteen days of receipt of a written demand therefor that part of the Service Charge comprising 12.50% (or such other percentage as the Landlord may have determined as aforesaid) of the Service Expenditure (Car Park) which the Landlord shall have incurred, the Landlord using all reasonable endeavours so far as possible to issue such demands within a reasonable period of time after the Service Expenditure (Car Park) shall have been incurred.

    3.3 As soon as is practicable upon or after the end of each Year there shall be an accounting for Service Charge (in so far as relating to the Service Expenditure (Car Park) and, where there has been an error in the calculation of the Retail Prices Index, the Service Charge (Building)) in respect of such Year between the parties and any underpayment or overpayment of Service Charge shall be settled within 14 days from a written demand by a single payment by one party to the other.

    3.4 The provisions of this Part of the Schedule shall continue to apply notwithstanding the expiration or sooner determination of the Period of this Lease but only in respect of the period prior to and including the date of such expiration or sooner determination of the Period of this Lease.

PART 6: REFURBISHMENT WORKS

                         Abbey National House -- Glasgow
          Summary of Landlord and Tenant Works to 1st Floor Zones 3 & 4

                                      Index

1.  Preambles.

2.  Landlord's Works (By Exult on behalf of Landlord) 2.1 Electrical Services.
    2.2 Mechanical Services and BMS Installation.
    2.3 Toilet Areas.
    2.4 Builders Work.

3.  Fit-Out Modifications to Accommodate Exult.
    3.1 Electrical Services and Data Comms.
    3.2 Mechanical Services and BMS Installation.
    3.3 Building and General Items.
    3.4 Coffee Areas.
    3.5 Window Finishes and Blinds.
    3.6 General Items.

          Summary of Landlord and Tenant Works to 1st Floor Zones 3 & 4

1.  Preambles

    This document must be read in conjunction with the Landlords Approvals documents as issued by EIC on behalf of Exult.

    All repairs shall match the existing where appropriate using materials and construction methods to match the original.

    All materials are to be the best of their respective kinds fixed and applied using recognised and approved methods in a correct and workmanlike manner.

    The tenant is required to carry out works incidental to and rendered necessary to comply with the covenants of the Lease whether specifically scheduled herein or not.

    Where painting, papering or other decorative works are scheduled herein, they shall include the necessary preparation of surfaces and in the case of plastered surfaces, cutting out, making good and all stopping as required.

    All colours are to be agreed with the Landlord prior to the work being carried out.

    A specification for the works is to be agreed with the Landlord prior to the works being carried out.

    Tenants fixtures, fittings, furniture and appliances are to be removed from this property as necessary to allow for the execution of the works.

    The repair works undertaken are to be specified and completed to the entire satisfaction of the Landlord.

    The Landlord's surveyor reserves the right to add additional items to the schedule irrespective of when these become apparent and/or where further exposure or inspection reveals additional repairs to be required.

    Clean down all internal surfaces of the property including floor coverings coving, wall and ceiling surfaces and remove all build-up of grit, debris, grease, algae, mould or other dirt accumulations.

    Clean down all internal door and window ironmongery, leave free from all dirt accumulations, and paint splashes.

    Clean down all sanitary fittings and leave free from marking, discolouration and disinfect as necessary.

    Clean down and overhaul all windows, replacing all defective glazing, putty, opening mechanisms and leave windows in full working order.

    Provide keys for all opening mechanisms.

    Overhaul all door ironmongery replacing all defective fittings and leaving in full work order. Provide keys for all doors.

2.  Landlords Works (by Exult on behalf of Landlord)

    2.1 Electrical Services

        o Installation of new power supplies for VAV automation.

        o New communications cabling for automatic VAV units.

        o New containment to house communication cabling.

        o Check, test and certify existing electrical services to these zones.

        o Re-instate automatic fire alarms and sounders to suit open plan occupation in full compliance with BS 5839 L1 protection.

        o Remove existing and install new circuit wiring and battery packs for emergency lighting installation to comply fully with BS 5266.

        o Remove existing and install new lighting control panels to link to the current BMS system.

        o Install new PIR detection units for lighting control to suit open plan arrangements.

        o Remove existing and install new emergency lighting test facilities.

        o Re-test and certify all modified existing lighting circuits.

        o Provide new record drawings and electronic data as required.

    2.2 Mechanical Services and BMS Installation

        o Fit new electronic regulation devices to the existing VAV units.

        o Install new PC3 local controllers to communicate with VAV regulators and local PIR units.

        o Link slaves and master units to suit open plan arrangement.

        o Re-commission branch ductwork and rebalance the VAV system in both zones.

        o Reconfigure BMS graphics to accommodate new VAV controllers.

    2.3 Toilet Areas -- TSZ 3 and 2 toilet Numbers T3, T4, T5, T6 and T7 (see EIC Drawing Number 500.400)

        o Strip out existing services and all partition systems sanitary ware and pipework.

        o Refit toilets with new piped services, new floor finishes, IPS systems, sanitary ware and lighting.

        o Modify existing toilet ventilation and re-commission as necessary.

        o Supply and install new sanitary ware and finishes to match existing in new disabled toilet.

    2.4 Builderswork

        Tea Points

        o Strip out and replace existing sink unit/kitchen base unit.

        o Deep clean and re-grout tiled wall as required.

        o Clean, re-level ceiling system and re-lamp all luminaries.

        o Deep clean to tiled floor.

        o Redecorate.

        Windows and Blinds

        o Clean glass and frames.

        o Overhaul mechanisms and dry clean all perimeter vertical blinds.

        Flooring

        o Remove existing carpet tiles.

        o De-rock all raised floor panels.

        o Install new carpets to match second floor specification.

        Ceiling

        o Replace damaged ceiling tiles and re-level.

        o Clean VAV diffusers, ceiling panels and luminaries.

        o Re-lamp all luminaries.

        Toilets

        o Replace damaged ceiling tiles, re-level and clean.

        o Replace all existing luminaries with new low energy fittings -- install PIR detection.

        o Remove redundant hand dryers and macerators, replace with new matching wall panels.

        o Replace damaged wall panels/IPS components/sanitary ware.

        o Lift existing floor coverings with new non-slip material to match second floor specification.

        o Deep clean, repair/replace and re-grout all wall finishes.

        General Decoration

        o Repair and redecorate all walls, columns, doors, screens and skirtings.

        o Clean all perimeter heater casings and repair as necessary.

        Fire Fighting Equipment

        o Re-test and certify as necessary for open plan arrangements.

3.  Fit-Out Modifications to Accommodate Exult.

    3.1 Electrical Services and Data Comms

        o Modify local lighting circuits to suit cellular office layout.

        o Install additional local PIR detection and override switches to suit cellular office layout.

        o Remove and replace toilet lighting installation to suit revised layout.

        o Install new hand dryers.

        o Install new UPS unit to serve critical services.

        o Remove existing lighting troffer and install new decorative lighting to meeting rooms, team rooms, interview rooms and the upgraded first floor lobby.

        o Remove existing hard wired power systems and data cabling installations and install a new plug-in busbar to match the existing building philosphy.

        o Install new floor service boxes complete with RCD units in each box.

        o Supply and install new additional PC3 outstations to suit subdivision and all associated wiring.

        o Modify Fire Alarm Installation to suit cellular office by installation of new detectors and sounders as required to meet BS 5839 -- L1 protection.

        o Install full Inergen fire suppression system to the data equipment room -- connect to local alarms only.

        o Install new and relocate existing emergency lighting modules to suit cellular office layouts all to fully comply with BS 5266.

        o Modify lighting control panel switching to suit cellular office layouts.

        o Re-configure BMS to suit modifications.

        o Install new underfloor data cabling installation to suit tenants requirements on cable tray containment.

        o Install new security access equipment to access doors with compatibility to the Abbey National Cardkey System.

        o Install new intruder alarm to be dedicated to the demised area.

    3.2 Mechanical Services and BMS Installation

        o Install new pipework and valves to allow connection to the existing Abbey National high temperature chilled water system for equipment room fan coil cooling unit.

        o Install new commissioning sets and BMS connection to the fan coil unit controls.

        o Relocate VAV modules to suit cellular office layout including new connections to the existing supply branch ductwork.

        o Install new local space set point adjusters to all cellular offices and connect to BMS local controllers.

        o Modify existing local hot and cold pipework within the demised toilet areas to suit revised layouts.

        o Modify existing above ground drainage system within the demised toilet areas to suit revised layouts.

        o Install new cold water mains pipework to serve new vending areas located in the open plan office area.

    3.3 Building and General Items -- By Exult

        Open Plan Office Area
        (see EIC Drawing Number 500.100)

        o Install cellular office partitioning system complete with solid and glazing panels as required.

        o All partition systems shall be floor to ceiling only except the data/server room which will be slab to slab.

        o Remove existing suspended floor in area designated computer/file server room -- install new higher suspended floor and ramp system.

    3.4 Coffee Areas 1, 2 and 3
        (see EIC Drawing Number 500.100)

        o Strip out existing tea point services and equipment and refurbish area complete with new wall units, sink units and various white goods. Install new water services and drainage to suit.

    3.5 Window Finishes and Blinds

        o Supply and install new vertical window blinds to match existing in the open plan area.

        o Install new blackout blinds in the training room in Zone 4.

        o Apply opaque window film detail to the atrium and internal glazed partitions as agreed with Landlord.

    3.6 General Items

        o Install new tables and chairs to suit current layout.

        o Replace damaged floor tiles.

        o Install new ceiling tiles into existing grid. New tiles to match existing Burgess type for the open plan areas and Luxalon type for the circulation areas.

        o Install new satellite dish on roof subject to local authority planning approvals.

        o Install new telephone cabling within existing risers to connect to external services.

        o Electrostatic paint application to existing plant access and riser doors.

        o Installation of electronic computing and audio visual equipment as required throughout the demised area.

        o New Corporate signage to the entrance areas and 1st floor lobby with Landlord's approvals.

        o Demolish internal non-load bearing walls as shown on the plans to facilitate additional toilet cubicles. Including the creation of new disabled persons facility.

PART 7 -- GUARANTEE

THE GUARANTOR, HEREBY binds and obliges itself:-

(1) to the Landlord as cautioners, co-obligants and full debtors for and along with the Tenant (the expression "THE TENANT" meaning throughout this Part 7 of the Schedule the said Exult Limited and which expression specifically excludes the successors and assignees of the said Exult Limited) in the whole of the obligations whatsoever (present and future) undertaken by or incumbent on the Tenant directly or indirectly under or by virtue of this Lease (including without prejudice to the generality the payment of all rents due thereunder from time to time both before and after any reviews and that whether or not we have been consulted in regard to the same) and that in all respects: The liability hereby undertaken by us the Guarantor shall be an independent obligation continuing in force while any liability or provision under or by virtue of this Lease remains wholly or partially undischarged or unimplemented by the Tenant and further, notwithstanding any rule of law or practice to the contrary, shall not be discharged or otherwise impaired or prejudiced by the Landlord, whether or not we, the Guarantor shall have been consulted, releasing or giving up any right of obligation or remedy (present and future) for the indebtedness or liabilities of the Tenant or giving time or any other indulgence to the Tenant or otherwise modifying the terms of this Lease;

(2) that (i) in the event of the Tenant going into liquidation, receivership or administration and the Liquidator, Receiver or Administrator (as the case may be) not adopting this Lease or (ii) in the event of the Tenant being struck off by the Registrar of Companies, then and in any such event we, the Guarantor, shall, if required so to do by the Landlord by written notice served within six months of the occurrence of any of the above events, accept, execute and deliver to the Landlord a new lease of the Premises for the remainder of the intended duration of this Lease (running said new lease as and from the date of occurrence of the relevant event) on terms and conditions similar to those contained in this Lease (and, for the avoidance of doubt, it is hereby declared that the rent provisions in said new lease shall be a continuation of the rent provisions in this Lease) and we, the Guarantor, further bind and oblige ourselves as aforesaid to pay on demand to the Landlord the whole proper and reasonable legal costs incurred by the Landlord in regard to such new lease and also the stamp duty and registration or recording dues thereon (including the cost of three Extracts) (one for the Guarantor);

(3) Further, the Guarantor in so far as we are not or may in the future not be subject to the jurisdiction of the Court of Session, hereby prorogate the jurisdiction of said Court of Session and bind ourselves to submit to the jurisdiction of the said Court of Session in relation to all actions at the instance of the Landlord arising out of or in connection with this Lease and also in relation to all lawful execution which may follow as a result of the registration of these presents for execution;

(4) The obligations and others undertaken by the Guarantor in terms of the foregoing provisions of this Part 7 of the Schedule shall be deemed to have been discharged by the Landlord with effect from the date of entry under a permitted assignation of this Lease granted by the said Exult Limited of its interest as Tenant under this Lease and the provisions of this Part 7 of the Schedule shall thereupon cease to be of effect.

PART 8 -- LIST OF ASSUMED ELEMENTS OF REFURBISHMENT WORKS FOR RENT REVIEW

                        Abbey National House -- Glasgow

                                      Index

1.  Landlord's Works (By Exult on behalf of Landlord)

    1.1  Electrical Services.

    1.2  Mechanical Services and BMS Installation.

    1.3  Toilet Areas.

    1.4  Builders Work.

1.  Landlords Works (by Exult on behalf of Landlord)

    1.1  Electrical Services

         o Installation of new power supplies for VAV automation.

         o New communications cabling for automatic VAV units.

         o New containment to house communication cabling.

         o Check, test and certify existing electrical services to these zones.

         o Re-instate automatic fire alarms and sounders to suit open plan occupation in full compliance with BS 5839 L1 protection.

         o Remove existing and install new circuit wiring and battery packs for emergency lighting installation to comply fully with BS 5266.

         o Remove existing and install new lighting control panels to link to the current BMS system.

         o Install new PIR detection units for lighting control to suit open plan arrangements.

         o Remove existing and install new emergency lighting test facilities.

         o Re-test and certify all modified existing lighting circuits.

         o Provide new record drawings and electronic data as required.

    1.2  Mechanical Services and BMS Installation

         o Fit new electronic regulation devices to the existing VAV units.

         o Install new PC3 local controllers to communicate with VAV regulators and local PIR units.

         o Link slaves and master units to suit open plan arrangement.

         o Re-commission branch ductwork and rebalance the VAV system in both zones.

         o Reconfigure BMS graphics to accommodate new VAV controllers.

    1.3 Toilet Areas -- TSZ 3 and 2 Toilet Numbers T3, T4, T5, T6 and T7 (see EIC Drawing Number 500.400)

         o Strip out existing services and all partition systems sanitary ware and pipework.

         o Refit toilets with new piped services, new floor finishes, IPS systems, sanitary ware and lighting.

         o Modify existing toilet ventilation and re-commission as necessary.

         o Supply and install new sanitary ware and finishes to match existing in new disabled toilet.

    1.4  Builderwork

         Tea Points

         o Strip out and replace existing sink unit/kitchen base unit.

         o Deep clean and re-grout tiled wall as required.

         o Clean, re-level ceiling system and re-lamp all luminaries.

         o Deep clean to tiled floor.

         o Redecorate.

         Windows and Blinds

         o Clean glass and frames.

         o Overhead mechanisms and dry clean all perimeter vertical blinds.

         Flooring

         o Remove existing carpet tiles.

         o De-rock all raised floor panels.

         o Install new carpets to match second floor specification.

         Ceiling

         o Replace damaged ceiling tiles and re-level.

         o Clean VAV diffusers, ceiling panels and luminaries.

         o Re-lamp all luminaries.

         Toilets

         o Replace damaged ceiling tiles, re-level and clean.

         o Replace all existing luminaries with new low energy fittings -- install PIR detection.

         o Remove redundant hand dryers and macerators, replace with new matching wall panels.

         o Replace damaged wall panels/IPS components/sanitary ware.

         o Lift existing floor coverings and replace with new non-slip material to match second floor specification.

         o Deep clean, repair/replace and re-grout all wall finishes.

         General Decoration

         o Repair and redecorate all walls, columns, doors, screens and skirtings.

         o Clean all perimeter heater casings and repair as necessary.

         Fire Fighting Equipment

         o Re-test and certify as necessary for open plan arrangements.